UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

Grubb & Ellis Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

1)	Title of each class of securities to which transaction applies:

N/A

2)	Aggregate number of securities to which transaction applies:

N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction:

N/A

5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

N/A

2)	Form, Schedule or Registration Statement No.:

N/A

3)	Filing party:

N/A

4)	Date Filed:

N/A

November 8, 2010

To the Shareowners of
Grubb & Ellis Company:

You are cordially invited to attend the Annual Meeting of Shareowners of Grubb & Ellis Company to be held on Thursday, December 9, 2010, at 8:00 a.m. Eastern Standard Time, at New York Marriott Downtown, 85 West Street, New York, NY 10006.

At the Annual Meeting you will be asked to:

(i) elect six directors to the Board of Directors, each to serve for a one-year term;

(ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

(iii) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments.

The Board of Directors unanimously recommends that you vote FOR the proposals set forth in (i) and (ii) above. We encourage you to read the accompanying Proxy Statement, which provides information about Grubb & Ellis Company, the election of directors and other matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to submit a proxy via mail, the Internet or by telephone by following the instructions included with the enclosed proxy card. Returning the enclosed proxy card, or voting via the Internet or telephone, will not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you attend the Annual Meeting and prefer to vote in person, you may do so.

Sincerely,

Thomas P. D’Arcy
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on December 9, 2010.
Our proxy statement and annual report on Form 10-K/A are available at www.edocumentview.com/GBE.

GRUBB & ELLIS COMPANY
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705
(714) 667-8252

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD DECEMBER 9, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Grubb & Ellis Company will be held on Thursday, December 9, 2010, at 8:00 a.m. Eastern Standard Time, at New York Marriott Downtown, 85 West Street, New York, NY 10006 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect six directors to the Board of Directors, each to serve for a one-year term;

2. To ratify the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.

Shareowners of record at the close of business on November 5, 2010 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments of the meeting.

By Order of the Board of Directors

Thomas P. D’Arcy
President and Chief Executive Officer

Santa Ana, CA
November 8, 2010

This Proxy Statement and accompanying enclosed proxy card are being mailed beginning November 12, 2010 in connection with the solicitation of proxies by the Board of Directors of Grubb & Ellis Company, a Delaware corporation, for use at the 2010 Annual Meeting of Shareowners, which we may refer to alternatively as the “Annual Meeting” or the “Annual Meeting of Shareowners.” We may refer to ourselves in this Proxy Statement alternatively as “Grubb & Ellis,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.”

IT IS IMPORTANT

THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES VIA MAIL, THE INTERENT OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE ENCLOSED PROXY CARD. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on December 9, 2010.
Our proxy statement and annual report on Form 10-K/A are available at
www.edocumentview.com/GBE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. Q:	On what will I be voting?

A:	(i) the election of the nominated slate of six directors to the Board of Directors, each to serve for a one-year term; (ii) the ratification of the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and (iii) the transaction of such other business as may properly come before the Annual Meeting and any adjournments of the such meeting.

2. Q:	What are the Board’s recommendations?

A:	The Board recommends a vote:

•	FOR the election of the nominated slate of six directors to the Board of Directors, each to serve for a one-year term (see Proposal No. 1); and

•	FOR the ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm, to be our independent registered public accounting firm for the fiscal year ending December 31, 2010 (see Proposal No. 2).

Unless you give other instructions on your enclosed proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the Board.

3. Q:	How are directors nominated?

A:	Our Bylaws provide that nominations for directors are made by written notice no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting. On recommendation of the Company’s Corporate Governance & Nominating Committee, the Board of Directors nominated the candidates listed in this proxy statement. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed enclosed proxy card will authorize Thomas P. D’Arcy and Michael J. Rispoli, officers of the Company who are the proxy holders, to nominate someone else.

4. Q:	Who has the right to vote?

A:	All common shareowners and all preferred shareowners of record as of the close of business on November 5, 2010 can vote. On that date, there were 69,419,590 outstanding shares of common stock of the Company (“Common Stock”). Each share of Common Stock is entitled to one vote. On November 5, 2010, there were 965,700 outstanding shares of 12% cumulative participating perpetual convertible preferred stock of the Company (“Preferred Stock”), and each share of Preferred Stock is entitled to 60.606 votes on an as converted basis. Accordingly, the preferred shareowners have an aggregate of 58,527,214 votes. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy.

5. Q:	How do I vote?

A:	If you have an account “on record” at Computershare Trust Company, N.A., our stock transfer agent and registrar (“Computershare”), or if you have Grubb & Ellis shares in your 401(k) plan account, you can submit a proxy in any of these ways:

(a):	Return the enclosed proxy card: Mark the boxes that show how you want to vote, sign and date the enclosed proxy card you receive and return it in the prepaid envelope.

(b):	By telephone: Call toll-free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico any time prior to 11:59 p.m. Eastern Standard Time, on December 8, 2010 from a touchtone telephone, then follow the instructions to cast your vote. If you submit a proxy by telephone, please do not mail back the enclosed proxy card.

(c):	On the Internet: Go to the following website prior to 11:59 p.m., Eastern Standard Time, on December 8, 2010: www.envisionreports.com/GBE and then follow the instructions outlined on the secured website. If you submit a proxy on the internet, please do not mail back your enclosed proxy card.

(d):	By attending the Annual Meeting: Delivering the enclosed proxy card with your vote.

6. Q:	Who will count the votes?

A:	Computershare will act as inspector of election and tabulate the votes.

7. Q:	What vote is needed to elect a director?

A:	A vote by a plurality of the votes cast by common shareowners and preferred shareowners (on an as converted basis) voting as a single class at a duly called meeting at which a quorum is present in person or by proxy is needed to elect a director. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted.

Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. “Broker non-vote” means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned the enclosed proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.

8. Q:	What vote is needed to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010?

A:	Approval of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis) present in person or by proxy at the Annual Meeting once a quorum has been established. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election.

9. Q:	Who is soliciting my vote?

A:	Our Board of Directors is asking you to vote in favor of all of the proposals set forth in this Proxy Statement. Our employees and directors may solicit proxies as part of their assigned duties, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.

10. Q:	How can I, as a shareowner, arrange for a proposal to be included in next year’s Company proxy statement?

A:	For your proposal to be considered for inclusion in next year’s proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by July 11, 2011. If you are eligible to submit the proposal, and if it is an appropriate proposal under the proxy rules of the Securities and Exchange Commission (“SEC”) and our Bylaws, it will be included.

11. Q:	What is the “householding” of annual disclosure documents?

A:	Only one copy of this Proxy Statement is being sent to an address shared by more than one shareowner unless we have received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and mailing costs. If any shareowner residing at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact the Company’s Executive Vice President, General Counsel and Corporate Secretary at Grubb & Ellis Company, Attn: Mathieu B. Streiff, Executive Vice President, General Counsel and Corporate Secretary of the Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705 or by phone at (714) 667-8252 and the Company shall promptly deliver a copy of this Proxy Statement to the requesting shareowner. Any such shareowner may also contact the Company’s Executive Vice President, General Counsel and Corporate Secretary using the above contact information if he or she would like to receive separate Proxy Statements in the future. If you are receiving multiple copies of this Proxy Statement, you may request householding in the future by contacting our Executive Vice President, General Counsel and Corporate Secretary of the Company using the above contact information.

ELECTION OF DIRECTORS

(Proposal No. 1)

Board Nominees

On November 5, 2010, the Board of Directors unanimously voted to nominate Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young for election at the Annual Meeting. As nominees to serve as directors, each of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young, if elected at the Annual Meeting, will serve for a term of one year until the 2011 Annual Meeting of Shareowners and until their respective successors are elected and qualified.

Information as to Board Nominees

The following table lists our Board of Directors’ nominees for election as directors of the Board of Directors. Also in the table is each person’s age as of November 1, 2010, the periods during which that person has served as one of our directors, and positions currently held with us. More detailed biographic information is provided below for each of the director nominees.

Director Nominees for	Age at	Director
a One-Year Term:	November 1, 2010	Since	Expiration of Term	Position

Thomas P. D’Arcy	50	2009	2010	President and CEO and Director
C. Michael Kojaian	48	1996	2010	Chairman of the Board
Robert J. McLaughlin	77	2004	2010	Director
Devin I. Murphy	50	2008	2010	Director
D. Fleet Wallace	42	2007	2010	Director
Rodger D. Young	64	2003	2010	Director

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A vote by a plurality of the votes cast by holders of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) voting as a single class where a quorum is present is needed to elect a director. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PROPOSED SLATE OF SIX NOMINEES FOR THE BOARD OF DIRECTORS, EACH TO SERVE A ONE-YEAR TERM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

Biographical Information of the Board Directors

Provided below is a brief description of the principal occupation for the past five years of each of the Board Nominees, under Proposal No. 1.

Thomas P. D’Arcy has served as the President and Chief Executive Officer and as a director of the Company since November 16, 2009. Mr. D’Arcy has been since April 2008 and is currently the non-executive chairman of the board of directors of Inland Real Estate Corporation (NYSE: IRC), where he has also been an independent director since 2005. Mr. D’Arcy has over 20 years of experience acquiring, developing and financing all forms of commercial and residential real estate. From 2001 to 2003, Mr. D’Arcy was president and chief executive officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the chairman of the board, president and chief executive officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.

C. Michael Kojaian has served as a director of the Company since December 1996. He served as the Chairman of the Board of Directors of the Company from June 2002 until December 7, 2007 and has served as the Chairman of the Board of Directors of the Company since January 6, 2009. He has been the President of Kojaian Ventures, L.L.C. and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan, since 2000 and 1985, respectively. He is also a director of Arbor Realty Trust, Inc. Mr. Kojaian has also served as the Chairman of the Board of Directors of Grubb & Ellis Realty Advisors, Inc., an affiliate of the Company, from its inception in September 2005 until April 2008, and as its Chief Executive Officer from December 13, 2007 until April 2008.

Robert J. McLaughlin has served as a director of the Company since July 2004. Mr. McLaughlin previously served as a director of the Company from September 1994 to March 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareowner value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor, from November 2003 to April 2004, and as Chairman of the Board of Directors from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002 of Imperial Sugar Company.

Devin I. Murphy has served as a director of the Company since July 2008. Mr. Murphy is currently a Vice Chairman in Investment Banking for Morgan Stanley. Prior to joining Morgan Stanley in November 2009, Mr. Murphy was a Managing Partner of Coventry Real Estate Advisors, a real estate private equity firm founded in 1998 which sponsors institutional investment funds. Prior to joining Coventry Real Estate Advisors, LLC in March 2008, Mr. Murphy was the Global Head of Real Estate Investment Banking at Deutsche Bank Securities, Inc. from 2004 to 2007. Prior to joining Deutsche Bank, he was at Morgan Stanley & Company for 14 years in a variety of roles, including as Co-Head North American Real Estate Investment Banking and Global Head of the firm’s Real Estate Private Capital Markets Group.

D. Fleet Wallace has served as a director of the Company since December 2007. Mr. Wallace also had served as a director of NNN Realty Advisors, Inc. (“NNN”) from November 2006 to December 2007. Mr. Wallace is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in 2004. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with McGuire Woods in Richmond, Virginia. Mr. Wallace has also served as a Trustee of G REIT Liquidating Trust since January 2008.

Rodger D. Young has served as a director of the Company since April 2003. Mr. Young has been a name partner of the law firm of Young & Susser, P.C. since its founding in 1991, a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney Qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young is a member of the American College of Trial Lawyers and was listed in the 2007 edition of Best Lawyers of America. Mr. Young was named by Chambers International and by Best Lawyers in America as one of the top commercial litigators in the United States.

CORPORATE GOVERNANCE

Meetings

For the year ended December 31, 2009, our Board of Directors held 31 meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

Independent Directors

The Board determined that seven of the nine directors serving in 2009, Messrs. Carpenter, Greene, Kojaian, McLaughlin, Murphy, Wallace and Young were independent. For the year ended December 31, 2009, Mr. D’Arcy and Mr. Hunt were not considered independent under New York Stock Exchange (“NYSE”) listing requirements because Mr. D’Arcy was serving as Chief Executive Officer as of November 16, 2009 and Mr. Hunt had been serving as the Company’s Interim Chief Executive Officer commencing in July 2008 until November 16, 2009.

For purposes of determining the independence of its directors, the Board applies the following criteria:

No Material Relationship

The director must not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that exist, either directly or indirectly, between the director and the Company.

Employment

The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company in the prior three years.

Other Compensation

The director or an immediate family member must not have received more than $100,000 per year in direct compensation from the Company, other than in the form of director fees, pension or other forms of deferred compensation during the past three years.

Auditor Affiliation

The director must not be a current partner or employee of the Company’s internal or external auditor. An immediate family member of the director must not be a current partner of the Company’s internal or external auditor, or an employee of such auditor who participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice. In addition, the director or an immediate family member must not have been within the last three years a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit.

Interlocking Directorships

During the past three years, the director or an immediate family member must not have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.

Business Transactions

The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of

$1 million or 2% of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family must not have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1.0 million or 2% of the other entity’s annual consolidated gross revenues.

Audit Committee

The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee was last revised effective January 28, 2008 and is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The current members of the Audit Committee are Robert J. McLaughlin, Chair, D. Fleet Wallace and Rodger D. Young. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. For the year ended December 31, 2009, the Audit Committee held 6 meetings.

Compensation Committee

The Board of Directors has delegated to the Compensation Committee, a separately designated standing committee, oversight responsibilities for the Company’s executive compensation programs. The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as (a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance shareowner value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.

The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards. Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success. The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.

The Compensation Committee operates under a written charter adopted by the full Board and revised effective December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The members of the Compensation Committee as of December 31, 2009 are D. Fleet Wallace, Chair, Robert J. McLaughlin and Rodger D. Young. The Board has determined that Messrs. Wallace, McLaughlin and Young are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2009, the Compensation Committee held 5 meetings.

Corporate Governance and Nominating Committee

The functions of the Company’s Corporate Governance and Nominating Committee are to assist the Board with respect to: (i) director qualification, identification, nomination, independence and evaluation; (ii) committee structure, composition, leadership and evaluation; (iii) succession planning for the CEO and other senior executives; and (iv) corporate governance matters. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The members of the Corporate Governance and Nominating Committee are Rodger D. Young, Chair, and Devin I. Murphy. The Board has determined that Messrs. Young and Murphy are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2009, the Corporate Governance and Nominating Committee held 4 meetings.

Director Nominations

The Corporate Governance and Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by shareowners and by management. The Corporate Governance and Nominating Committee evaluates director candidates recommended by shareowners in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Corporate Governance and Nominating Committee considers all aspects of a candidate’s qualifications in the context of the Company’s needs at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Corporate Governance and Nominating Committee are a commitment to representing the long-term interests of the shareowners; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; business and professional experience in fields such as real estate, finance and accounting; and geographic, gender, age and ethnic diversity.

Nominations by shareowners of persons for election to the Board of Directors must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareowner’s notice shall be delivered or mailed to and received at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Such shareowner’s notice shall set forth: (1) the name, age, business address or, if known, residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the name and residence of the Chairman of the Board for notice by the Board of Directors, or the name and residence address of the notifying shareowner for notice by said shareowner; and (4) the total number of shares that to the best of the knowledge and belief of the person giving the notice will be voted for each of the proposed nominees.

Communications with the Directors

Shareowners, employees and others interested in communicating with the Chairman of the Board may do so by writing to C. Michael Kojaian, c/o Corporate Secretary, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. Shareowners, employees and others interested in communicating with any of the other directors of the Company may do so by writing to such director, c/o Corporate Secretary, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Board Leadership Structure, Executive Sessions of Non-Management Directors

Mr. D’Arcy currently serves as the chief executive officer of the Company and Mr. Kojaian, a non-management director, serves as Chairman of the Board. The Board has chosen to separate the principal executive officer and

Board chair positions because it believes that independent oversight of management is an important component of an effective Board and this structure benefits the interests of all shareowners.

The Company’s non-management directors meet without management present at each of the Board’s regularly scheduled in-person meetings. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairman of the Board, Mr. Kojaian, who is a non-management director, presides over executive sessions of the Board.

Risk Oversight

The Board oversees the business of the Company and considers the risks associated with the Company’s business strategy and decisions. The Board implements its risk oversight function both as a whole and through its Committees. In particular:

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee meets in executive session with each of the Company’s Chief Financial Officer, Vice President of Internal Audit and with representatives of our independent registered public accounting firm.

The Compensation Committee manages risks related to the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs and engages the services of compensation consultants to ensure that it adopts appropriate levels of compensation commensurate with industry standards.

The Governance and Nominating Committee oversees risks related to corporate governance and the selection of Board nominees.

Each of the Committee Chairs reports to the full Board regarding materials risks as deemed appropriate.

Corporate Governance Guidelines

Effective July 6, 2006, the Board adopted corporate governance guidelines to assist the Board in the performance of its duties and the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.grubb-ellis.com and printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Director Attendance at Annual Meetings

Our Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Shareowners. All directors then in office attended the Company’s 2009 Annual Meeting.

Executive Officers of Grubb & Ellis Company

The following are the current executive officers of the Company:

Thomas P. D’Arcy	50, has served as the President and Chief Executive Officer and as a director of the Company since November 16, 2009. Mr. D’Arcy has been since April 2008 and is currently the non-executive chairman of the board of directors of Inland Real Estate Corporation (NYSE: IRC), where he has also been an independent director since 2005. Mr. D’Arcy has over 20 years of experience acquiring, developing and financing all forms of commercial and residential real estate. From 2001 to 2003, Mr. D’Arcy was president and chief executive officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the chairman of the board, president and chief executive officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.
Matthew A. Engel	43, has served as Executive Vice President, Finance of the Company since August 9, 2010. In addition, Mr. Engel served as interim chief financial officer of the Company from May 2010 until August 2010 and senior vice president, Accounting and Finance and chief accounting officer since November 2008. From 2001 to 2008, Mr. Engel held various finance and accounting positions at H&R Block, Inc., including senior vice president and chief financial officer of the Mortgage Services Segment, vice president, controller of the Mortgage Services Segment and chief accounting officer for the parent company.
Jeffrey T. Hanson	39, has served as Chief Investment Officer of the Company since December 2007. He has served as Chief Investment Officer of NNN since November 2006 and as a director since November 2008 and joined Grub & Ellis Realty Investors in July 2006 and has served as its President and Chief Investment Officer since November 2007. Mr. Hanson has also served as the President and Chief Executive Officer of Realty since July 2006 and as Chairman since April 2007. Mr. Hanson also has served as Chief Executive Officer and Chairman of the Board of Grubb & Ellis Healthcare REIT II, Inc. since January 2009. Mr. Hanson has served as President and Chief Executive Officer for Grubb & Ellis Equity Advisors since June 2009. From December 1997 to July 2006, Mr. Hanson was a Senior Vice President with the Grubb and Ellis Institutional Investment Group in Grubb & Ellis’ Newport Beach office. Mr. Hanson served as a real estate broker with CB Richard Ellis from 1996 to December 1997. Mr. Hanson formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors.
Michael J. Rispoli	38, has served as Executive Vice President and Chief Financial Officer of the Company since August 9, 2010. In addition Mr. Rispoli is chief financial officer of Grubb & Ellis Equity Advisors, the primary investment management subsidiary of the Company, a position he has held since May 2009. Prior to being named to his current position, Mr. Rispoli was senior vice president, Strategic Planning and Investor Relations, since Grubb & Ellis’ merger with NNN Realty Advisors in December 2007. Mr. Rispoli joined NNN Realty Advisors in May 2007. From 2000 to 2007, Mr. Rispoli was executive director and corporate controller at Conexant Systems, a publicly traded semiconductor company and Globespan Virata, Inc., an entity that merged with Conexant in 2004.

Mathieu B. Streiff	35, has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since October 25, 2010. Mr. Streiff joined Grubb & Ellis Realty Investors, LLC, an indirect wholly-owned subsidiary of the Company, in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to chief real estate counsel and senior vice president, investment operations in 2009. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. Prior to joining the Company, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York. Mr. Streiff received a juris doctorate from Columbia University Law School and a bachelor’s degree from the University of California, Berkeley. He is a member of the New York State Bar Association.
Jacob Van Berkel	50, has served as Executive Vice President and Chief Operating Officer of the Company since February 2008 and President, Real Estate Services since May 2008. Mr. Van Berkel oversees operations and business integration for Grubb & Ellis, having joined NNN in August 2007 to assist with the merger of the two companies. He is responsible for the strategic direction of all Grubb & Ellis’ brokerage operations, marketing and communications, research and other day-to-day operational activities. He has 25 years of experience, including more than four years at CB Richard Ellis as senior vice president, human resources as well as in senior global human resources, operations and sales positions with First Data Corporation, Gateway Inc. and Western Digital.

Andrea R. Biller served as the Company’s Executive Vice President, General Counsel and Corporate Secretary from December 2007 until her resignation from her position on October 22, 2010.

Stanley J. Olander, Jr. served as the Company’s Executive Vice President — Multifamily from December 2007 until his resignation from his position on November 2, 2010.

Richard W. Pehlke served as the Company’s Executive Vice President and Chief Financial Officer from February 2007 until his resignation from his position on May 3, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and shareowners holding ten percent (10%) or more of our voting securities (“Insiders”) to file with the SEC reports showing their ownership and changes in ownership of Company securities, and to send copies of these filings to us. To our knowledge, based upon review of copies of such reports furnished to us and upon written representations that the Company has received to the effect that no other reports were required during the year ended December 31, 2009, the Insiders complied with all Section 16(a) filing requirements applicable to them.

Executive Compensation Discussion And Analysis

This compensation discussion and analysis describes the governance and oversight of the Company’s executive compensation programs and the material elements of compensation paid or awarded to those who served as the Company’s principal executive officer, the Company’s principal financial officer, and the three other most highly compensated executive officers of the Company during the period from January 1, 2009 through December 31, 2009 (collectively, the “named executive officers” or “NEOs” and individually, a “named executive officer” or “NEO”). The specific amounts and material terms of such compensation paid, payable or awarded are disclosed in the tables and narrative included in this section of this Proxy Statement. The compensation disclosure provided with respect to the Company’s NEOs and directors with respect to calendar years 2009, 2008 and 2007 represent their full year’s compensation incurred by the Company with respect to each calendar year.

Compensation Committee Overview

The Board of Directors has delegated to the Compensation Committee, a separately designated standing committee, oversight responsibilities for the Company’s executive compensation programs. The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as (a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance shareowner value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.

The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards. Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success. The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.

The Compensation Committee operates under a written charter adopted by the full Board and revised effective December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Use of Consultants

Under its charter, the Compensation Committee has the power to select, retain, compensate and terminate any compensation consultant it determines is useful in the fulfillment of the Committee’s responsibilities. The committee also has the authority to seek advice from internal or external legal, accounting or other advisors.

During 2009, Equinox Partners, an executive search firm engaged by the Board in 2008, continued to manage the search for a permanent Chief Executive Officer. Pursuant to that search, on November 16, 2009, Mr. D’Arcy became the Company’s Chief Executive Officer.

In June 2009, the Compensation Committee engaged Mercer (US), Inc. to develop recommendations for the compensation packages and key features of the ongoing compensation packages for the Company’s Section 16(b) executive officers. The Compensation Committee directed Mercer to collect and review documentation on existing compensation programs, determine overall objectives for the 16(b) compensation packages, analyze relevant market information, outline a mix of salary, annual and long-term incentives, and develop proposals for the design and implementation of a recommended compensation program.

During 2008, the Special Committee of the Board of Directors appointed to direct the search for a permanent Chief Executive Officer engaged the services of Steven Hall & Partners to develop and recommend a compensation package for the Chief Executive Officer position. The Special Committee utilized the services of Steven Hall Partners in connection with its search for a permanent Chief Executive Officer in 2009, which culminated in the hiring of Mr. D’Arcy in November 2009.

Role of Executives in Establishing Compensation

In advance of each Compensation Committee meeting, the Chief Executive Officer and the Chief Operating Officer work with the Compensation Committee Chairman to set the meeting agenda. The Compensation Committee periodically consults with the Chief Executive of the Company with respect to the hiring and the compensation of the other NEOs and certain other key employees.

Certain Compensation Committee Activity

The Compensation Committee met 5 times during the year ended December 31, 2009 and in fulfillment of its obligations, among other things, determined on December 3, 2008, based upon a recommendation of Christenson Advisors, LLC, that the cash retainer for independent, non-management directors of $50,000 per annum would remain the same as would the Board Meeting and Committee Meeting fees of $1,500 per meeting. Similarly, the Compensation Committee determined that the Audit Chair retainer, the Compensation Chair retainer and the Governance Chair retainer would remain constant at $15,000, $10,000 and $7,500 per annum, respectively.

Compensation Philosophy, Goals and Objectives

As a commercial real estate services company, the Company is a people oriented business which strives to create an environment that supports its employees in order to achieve its growth strategy and other goals established by the board so as to increase shareowner value over the long term.

The primary goals and objectives of the Company’s compensation programs are to:

•	Compensate management, key employees, independent contractors and consultants on a competitive basis in order to attract, motivate and retain high quality, high performance individuals who will achieve the Company’s short-term and long term goals;

•	Motivate and reward executive officers whose knowledge, skill and performance are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and shareowners through equity-based long-term incentive awards that motivate executive officers to increase shareowner value and reward executive officers when shareowner value increases; and

•	Ensure fairness among the executive management team by recognizing contributions each executive officer makes to the Company’s success.

The Compensation Committee established these goals in order to enhance shareowner value.

The Company believes that it is important for variable compensation, i.e., where an NEO has a significant portion of his or her total “cash compensation” at risk, to constitute a significant portion of total compensation and that such variable compensation be designed so as to reward effective team work (through the achievement of Company-wide financial goals) as well as the achievement of individual goals (through the achievement of business unit/functional goals and individual performance goals and objectives). The Company believes that this dual approach best aligns the individual NEO’s interest with the interests of the shareowners.

Compensation During Term of Employment

The Company’s compensation program for NEOs is comprised of four key elements — base salary, annual bonus incentive compensation, share-based compensation and a retirement plan — that are intended to balance the goals of achieving both short-term and long-term results which the Company believes will effectively align management with shareowners.

Base Salary

Amounts paid to NEOs as base salaries are included in the column captioned “Salary” in the Summary Compensation Table below. The base salary of each NEO is determined based upon their position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.

The base salary for an NEO is typically established by the Compensation Committee at the time of an NEO’s initial employment and may be modified during the course of employment. In the case of the Company’s Chief Executive Officer and President, Thomas P. D’Arcy, his base salary of $650,000 was determined by the Compensation Committee after reviewing advice from its outside consultant regarding market comparisons of peer group companies and other relevant factors. In the case of the Company’s former Executive Vice President, General

Counsel and Corporate Secretary, Andrea R. Biller, her compensation has not been adjusted since the inception of her former employment agreement. In the case of the Company’s former Executive Vice President and Chief Financial Officer, Richard W. Pehlke, his base salary was increased on January 1, 2008 from $350,000 to $375,000. With respect to the Company’s Chief Investment Officer, Jeffrey T. Hanson’s base salary was increased on August 1, 2008 from $350,000 to $450,000. As a result of Jacob Van Berkel being promoted to Chief Operating Officer and Executive Vice President on March 1, 2008, Mr. Van Berkel’s base salary was increased from $280,000 to $400,000. Effective March 1, 2009, the base salary for each of Ms. Biller and Messrs. Hanson, Pehlke and Van Berkel was reduced by 10.0%.

The base salary component is designed to constitute between 40% and 50% of total annual compensation target for the NEOs based upon each individual’s position in the organization and the Compensation Committee’s determination of each position’s ability to directly impact the Company’s financial results.

Annual Bonus Incentive Compensation

Amounts paid to NEOs under the annual bonus plan are included in the column captioned “Bonus” in the Summary Compensation Table below. In addition to earning base salaries, each of the Company’s NEOs is eligible to receive an annual cash bonus, the target amount of which is set by the individual employment agreement and/or Compensation Committee with each NEO. The annual bonus incentive of each NEO is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.

The annual cash bonus plan target for NEOs is between 50% and 200% of base salary and is designed to constitute from 20% to 50% of an NEO’s total annual target compensation. The bonus plan component is based on each individual’s role and responsibilities in the company and the Committee’s determination of each NEO’s ability to directly impact the Company’s financial results. The 2009 annual cash bonus plan target was 150% of base salary for Ms. Biller and Messrs. Pehlke and Hanson and 100% of base salary for Mr. Van Berkel. If the highest level of performance conditions with respect to the 2009 annual cash bonus is satisfied, then the value of the 2009 annual cash bonuses would be $540,000 for Ms. Biller, $506,250 for Mr. Pehlke, $607,500 for Mr. Hanson and $360,000 for Mr. Van Berkel. There is no 2009 annual cash bonus for Mr. D’Arcy with respect to the period commencing on November 16, 2009 and continuing up to and through December 31, 2009. No annual cash bonus plan payments were made to the NEOs for fiscal year 2009. On March 10, 2010, the Compensation Committee awarded to each of Messrs. Pehlke, Hanson and Van Berkel a cash bonus of $400,000 (which is inclusive of any other bonuses that would otherwise be payable to any of them with respect to 2009) for 2009 performance and retention through the first quarter of 2010. Such bonuses will be paid to each of Messrs. Pehlke, Hanson and Van Berkel during 2010.

The Compensation Committee reviews each NEO’s bonus plan annually. Annual Company EBITDA targets are determined in connection with the annual calendar-year based budget process. A minimum threshold of 80% of Company EBITDA must be achieved before any payment is awarded with respect to this component of bonus compensation. At the end of each calendar year, the Chief Executive Officer reviews the performance of each of the other NEOs and certain other key employees against the financial objectives and against their personal goals and objectives and makes recommendations to the Compensation Committee for payments on the annual cash bonus plan. The Compensation Committee reviews the recommendations and forwards these to the Board for final approval of payments under the plan.

Share-Based Compensation and Incentives

The compensation associated with stock awards granted to NEOs is included in the Summary Compensation Table and other tables below (including the charts that show outstanding equity awards). Except for the November 16, 2009 grant of 2,000,000 restricted shares of common stock to Thomas P. D’Arcy, no other grants were made to NEOs during the year ended December 31, 2009.

In February of 2009, each of Messrs. Pehlke and Van Berkel, on their own initiative, voluntarily returned an aggregate of 131,000 and 130,000 restricted shares, respectively, to the Company for re-allocation of such restricted shares, on the same terms and conditions, to various employees in their respective business units. The returned shares were part of a grant of 250,000 shares made to each of Messrs. Pehlke and Van Berkel in December 2008.

On March 10, 2010, the Compensation Committee granted 1,000,000 restricted shares of common stock to each of Jeffrey T. Hanson and Jacob Van Berkel. Equity grants to NEOs are intended to align management with the long-term interests of the Company’s shareowners and to have a retentive effect upon the Company’s NEOs. The Compensation Committee and the Board of Directors approve all equity grants to NEOs.

Profit Sharing Plan

NNN has established a profit sharing plan for its employees, pursuant to which NNN provides matching contributions. Generally, all employees were eligible to participate following one year of service with NNN. Matching contributions were made in NNN’s sole discretion. Participants’ interests in their respective contribution account vest over 4 years, with 0.0% vested in the first year of service, 25.0% in the second year, 50.0% in the third year and 100.0% in the fourth year. The Profit Sharing Plan was terminated on December 31, 2007.

Retirement Plans

The amounts paid to the Company’s NEOs under the retirement plan are included in the column captioned “All Other Compensation” in the Summary Compensation Table below. The Company has established and maintains a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover the Company’s eligible employees including the Company’s NEOs. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the Company’s 401(k) plan. The Company’s 401(k) plan is intended to constitute a qualified plan under Section 401(k) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. The Company makes discretionary Company matching contributions to the 401(k) plan for the benefit of the Company’s employees including the Company’s NEOs. In April 2009, the Company’s matching contributions to the 401(k) plan were suspended.

Personal Benefits and Perquisites

The amounts paid to the Company’s NEOs for personal benefits and perquisites are included in the column captioned “All Other Compensation” in the Summary Compensation Table below. Perquisites to which all of the Company’s NEOs are entitled include health, dental, life insurance, long-term disability, profit-sharing and a 401(k) savings plan, and 100% of the premium cost of health insurance for certain NEOs is paid for by the Company.

Long Term Incentive Plan

On May 1, 2008, the Compensation Committee adopted the Long Term Incentive Plan (“LTIP”) of Grubb & Ellis Company, effective January 1, 2008, designed to reward the efforts of the executive officers of the Company to successfully attain the Company’s long-term goals by directly tying the executive officers’ compensation to the Company and individual results. During fiscal year 2009, no named executive officer received an award under the LTIP.

The LTIP is divided into two components: (i) annual long-term incentive target which comprises 50% of the overall target, and (ii) multi-year annual incentive target which comprises the other 50%.

Awards under the LTIP are earned by performance during a fiscal year and by remaining employed by the Company through the date awards are granted, usually in March for annual long-term incentive awards or though the conclusion of the three-year performance period for multi-year long term incentive awards (“Grant Date”). All awards are paid in shares of the Company’s common stock, subject to the rights of the Company to distribute cash or other non-equity forms of compensation in lieu of the Company’s common stock.

The annual long-term incentive target is broken down into three components: (i) absolute shareowner return (30%); corporate EBITDA (35%); and individual performance priorities (35%). Vesting of awards upon achievement of the annual long-term incentive targets is as follows: (i) 33.33% of the restricted shares of the Company’s common stock will vest on the Grant Date; (ii) 33.33% will vest in the first anniversary of the Grant Date; and (iii) the remaining 33.33% will vest on the second anniversary of the Grant Date.

The multi-year long-term incentive target is broken down into two components: (i) absolute shareowner return (50%); and relative total shareowner return (50%). Vesting of awards upon achievement of the multi-year long-term incentive awards is as follows: (i) 50% of the restricted shares of the Company’s common stock will be paid on the Grant Date; and (ii) 50% on the first year anniversary of the Grant Date.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the calendar years ended December 31, 2009, 2008 and 2007 earned by or paid to the Company’s named executive officers for such full calendar years.

								Change in
								Pension Value
							Non- Equity	And
							Incentive	Nonqualified
	Year				Stock	Option	Plan	Deferred	All Other
	Ended	Salary	Bonus		Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	December	($)	($)(6)		($)(11)	($)(12)	($)	Earnings	($)(9)(13)(14)(15)	Total

Thomas P. D’Arcy(1)	2009	$81,250	$—		$2,720,000	$—	$—	$—	$35,058	$2,836,308
Chief Executive Officer
Gary H. Hunt(2)	2009	560,000	—		—	—	—	—	—	560,000
Former Interim Chief	2008	300,000 (7)	—		—	—	—	—	—	300,000
Executive Officer
Richard W. Pehlke(3)	2009	343,750	200,000	(8)	—	—	—	—	7,759	551,509
Former Executive Vice	2008	375,000	—		642,750	—	—	—	—	1,017,750
President, and	2007	299,500	200,000		—	198,808	—	—	—	698,308
Chief Financial Officer
Andrea R. Biller(4)	2009	366,667	—		—	—	—	—	387,391	754,058
Former Executive Vice	2008	400,000	—		—	—	—	—	688,565	1,088,565
President, General	2007	400,000	451,000		300,000	—	—	—	592,134	1,743,134
Counsel and Corporate Secretary
Jeffrey T. Hanson	2009	412,500	200,000	(8)	—	—	—	—	396,758	1,009,258
Chief Investment Officer	2008	391,667	250,000	(10)	—	—	—	—	556,727	1,198,394
	2007	350,000	500,350	(10)	200,000	—	—	—	425,106	1,475,456
Jacob Van Berkel(5)	2009	366,667	200,000	(8)	—	—	—	—	2,383	569,050
Chief Operating	2008	380,000	—		664,600	—	—	—	4,816	1,049,416
Officer and	2007	115,096	225,000		88,880	—	—	—	30	429,006
Executive Vice President

(1)	Mr. D’Arcy has served as the Chief Executive Officer since November 16, 2009. Mr. D’Arcy is entitled to receive target bonus cash compensation of up to 200% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company. Mr. D’Arcy is guaranteed a cash bonus with respect to the 2010 calendar year of 200% of base salary, but there is no guaranteed bonus with respect to any subsequent year. In addition, there was no cash bonus compensation with respect to the period commencing on November 16, 2009 and continuing up to and through December 31, 2009.

(2)	Mr. Hunt served as the Interim Chief Executive Officer from July 2008 to November 16, 2009.

(3)	Mr. Pehlke served as the Executive Vice President and Chief Financial Officer from February 2007 until his resignation from his position on May 3, 2010. Mr. Pehlke had a minimum guaranteed bonus of $125,000 for calendar 2007, prorated based on his hire date in February 2007 (equal to $110,577).

(4)	Ms. Biller served as the Executive Vice President, General Counsel and Corporate Secretary from December 2007 until her resignation from her position on October 22, 2010.

(5)	Mr. Van Berkel joined the Company in August 2007.

(6)	2009 and 2008 bonuses calculated based on Company EBITDA and 2007 bonuses calculated based on Company EBIT.

(7)	Amounts paid to Mr. Hunt represent a consulting fee as Mr. Hunt consulted as the Interim Chief Executive Officer and was not an employee of the Company.

(8)	Amount includes a portion of the special bonus of $400,000 that was awarded to each of Messrs. Pehlke, Hanson and Van Berkel on March 10, 2010. Specifically, fifty percent (50%) of such special bonus was in recognition of 2009 performance and fifty percent (50%) was in connection with the retention of such executive’s services through the first quarter of 2010. The entire special bonus was paid in 2010. Such amount is inclusive of any other bonus compensation that might otherwise be payable to any of them with respect to 2009.

(9)	All other compensation also includes: (i) cash distributions based on membership interests of $0, $121,804, and $159,418 earned by Ms. Biller from Grubb & Ellis Apartment Management, LLC for each of the calendar years ended December 31, 2009, 2008 and 2007, respectively; and (ii) cash distributions based on membership interests of $380,486, $547,519, and $413,546 earned by each of Mr. Hanson and Ms. Biller from Grubb & Ellis Healthcare Management, LLC for each of the calendar years ended December 31, 2009, 2008 and 2007, respectively.

(10)	Amount includes a special bonus of $250,000. The 2008 special bonus was paid in January 2010.

(11)	The amounts shown are the aggregate grant date fair value related to the grants of restricted stock.

(12)	The amounts shown are the aggregate grant date fair value related to the grants of stock options.

(13)	The amounts shown include the Company’s incremental cost for the provision to the named executive officers of certain specified perquisites in fiscal 2009, 2008 and 2007, as follows:

					Tax Gross	Medical &
		Living		Travel	Up	Dental
		Expenses		Expenses	Payment	Premiums	Total
Named Executive Officer	Year	($)		($)	($)	($)	($)

Thomas P. D’Arcy	2009	$35,000	(14)	$—	$—	$—	$35,000
Gary H. Hunt	2009	—		—	—	—	—
	2008	—		—	—	—	—
Richard W. Pehlke	2009	—		—	—	6,469	6,469
	2008	—		—	—	7,287	7,287
	2007	—		—	—	—	—
Andrea R. Biller	2009	—		—	—	4,925	4,925
	2008	—		—	—	4,621	4,621
	2007	—		—	—	1,740	1,740
Jeffrey T. Hanson	2009	—		—	—	14,176	14,176
	2008	—		—	—	13,179	13,179
	2007	—		—	—	8,340	8,340
Jacob Van Berkel	2009	—		—	—	—	—
	2008	—		—	—	—	—
	2007	—		—	—	—	—

(14)	Mr. D’Arcy received a one-time cash payment as reimbursement for all of his out-of-pocket transitory relocation expenses, including transitory housing and travel expenses for six months.

(15)	The amounts shown also include the following 401(k) matching contributions made by the Company, income attributable to life insurance coverage and contributions to the profit-sharing plan in fiscal 2009, 2008 and 2007, as follows:

		401(k) Plan		Profit-Sharing Plan
		Company	Life Insurance	Company
		Contributions	Coverage	Contributions	Total
Named Executive Officer	Year	($)	($)	($)	($)

Thomas P. D’Arcy	2009	$—	$58	$—	$58
Gary H. Hunt	2009	—	—	—	—
	2008	—	—	—	—
Richard W. Pehlke	2009	—	1,290	—	1,290
	2008	—	1,290	—	1,290
	2007	—	—	—	—
Andrea R. Biller	2009	—	1,980	—	1,980
	2008	—	1,290	—	1,290
	2007	3,100	120	14,210	17,430
Jeffrey T. Hanson	2009	1,826	270	—	2,096
	2008	—	270	—	270
	2007	3,100	120	—	3,220
Jacob Van Berkel	2009	1,933	450	—	2,383
	2008	4,600	450	—	5,050
	2007	—	30	—	30

Grants of Plan-Based Awards

The following table sets forth information regarding the grants of plan-based awards made to its NEOs for the fiscal year ended December 31, 2009.

All Other
		All Other	Option Awards:	Exercise or
		Stock Awards:	Number of	Base Price	Grant Date
		Number of	Securities	of Option	Fair Value of Stock
		Shares of	Underlying	Awards	and Option
Name	Grant Date	Stock or Units	Options	($/Share)	Awards($)(1)

Thomas P. D’Arcy	11/16/09	2,000,000 (2)	—	$—	$2,720,000 (2)
Gary H. Hunt	—	—	—	—	—
Richard W. Pehlke	—	—	—	—	—
Andrea R. Biller	—	—	—	—	—
Jeffrey T. Hanson	—	(3)	—	—	—
Jacob Van Berkel	—	(3)	—	—	—

(1)	The grant date fair value of the shares of restricted stock and stock options granted were computed in accordance with SFAS No. 123R.

(2)	Amounts shown with respect to Mr. D’Arcy represent restricted stock awarded. 1,000,000 of the restricted shares awarded to Mr. D’Arcy are subject to vesting over 3 years in equal annual increments of 1/3 each, commencing on the day immediately preceding the 1 year anniversary of the grant date (November 16, 2009) and which have a grant date fair value of $1.52 per share. The other 1,000,000 restricted shares are subject to vesting based upon the market price of the Company’s common stock during the 3 year period beginning November 16, 2009, 500,000 restricted shares of which have a grant date fair value of $1.28 per share and the other 500,000 restricted shares have a grant date fair value of $1.12 per share. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $6.00, then the remaining 50% of such restricted shares shall vest.

(3)	In March 2010, each of Messrs. Hanson and Van Berkel were awarded 1,000,000 shares of restricted stock. 500,000 of the restricted shares awarded to each of Mr. Hanson and Mr. Van Berkel are subject to vesting over 3 years in equal annual increments of 1/3 each, commencing on the one year anniversary of the March 10, 2010 grant date and which have a grant date fair value of $1.87 per share. The other 500,000 restricted shares are subject to vesting based on the market price of the Company’s common stock during the 3 year period beginning March 10, 2010, 250,000 restricted shares of which have a grant date fair value of approximately $1.57 per share and the other 250,000 restricted shares have a grant date fair value of approximately $1.38 per share. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period following the March 10, 2010 grant date the volume weighted average closing price per share of the Company’s common stock is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the 3 year period following the March 10, 2010 grant date the volume weighted average closing price per share of the Company’s common stock is at least $6.00, then the remaining 50% of such restricted shares shall vest.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by the Company’s named executive officers at December 31, 2009:

Option Awards	Stock Awards
Number of	Number of	Number of	Market Value
Securities	Securities	Shares or	of Shares
Underlying	Underlying	Units of	or Units
Unexercised	Unexercised	Option	Option	Stock That	of Stock That
Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested(1)

Thomas P. D’Arcy	—	—	—	—	2,000,000	(2)	$2,720,000
Gary H. Hunt	—	—	—	—	3,667	(3)	$41,657
—	—	—	—	2,999	(4)	$20,000
Richard W. Pehlke	25,000	(5)	—	$11.75	02/14/2017
50,000	(6)	$220,500
79,333	(7)	$99,960
Andrea R. Biller	35,200	(9)	—	$11.36	11/16/2016
8,800	(10)	$99,968
Jeffrey T. Hanson	22,000	(11)	—	$11.36	11/16/2016
5,867	(12)(14)	$66,649
Jacob Van Berkel	—	—	—	—	5,867	(13)	$29,628
—	—	—	—	53,333	(6)	$235,199
—	—	—	—	80,000	(8)(14)	$100,800

(1)	The grant date fair value of the shares of restricted stock is computed in accordance with SFAS No. 123R, is reflected in the Grants of Plan-Based Awards table. Grants of restricted stock were made pursuant to either the Company’s 2006 Omnibus Equity Plan or NNN’s 2006 Long Term Incentive Plan, except for grants made to Mr. D’Arcy.

(2)	Amounts shown represent 2,000,000 restricted shares of the Company’s common stock that were awarded on November 16, 2009. 1,000,000 of the restricted shares awarded to Mr. D’Arcy are subject to vesting over 3 years in equal annual increments of 1/3 each, commencing on the day immediately preceding the 1 year anniversary of the grant date (November 16, 2009). The other 1,000,000 restricted shares are subject to vesting based upon the market price of the Company’s common stock during the 3 year period beginning November 16, 2009. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $6.00, then the remaining 50% of such restricted shares shall vest.

(3)	Includes 3,667 restricted shares of the Company’s common stock that will vest on June 27, 2010, subject to continued service with the Company. On January 7, 2010, the Compensation Committee determined to accelerate the vesting of these shares following the termination of Mr. Hunt’s directorship on December 17, 2009.

(4)	Includes 2,999 shares of the Company’s common stock that will vest on December 10, 2010, subject to continued service with the Company. On January 7, 2010, the Compensation Committee determined to accelerate the vesting of these shares following the termination of Mr. Hunt’s directorship on December 17, 2009.

(5)	Amounts shown represent options granted on February 15, 2007. The full 25,000 options vested on the date of the Merger.

(6)	Includes 25,000 and 26,667 restricted shares of the Company’s common stock that were awarded to Messrs. Pehlke and Van Berkel, respectively, on January 23, 2008 which will vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date, subject to continued service with the Company.

(7)	Includes 39,667 and 39,666 restricted shares of the Company’s common stock that will vest on December 3, 2010 and December 3, 2011, respectively, subject to continued service.

(8)	Includes 40,000 and 40,000 restricted shares of the Company’s common stock that will vest on December 3, 2010 and December 3, 2011, respectively, subject to continued service.

(9)	Includes stock options to acquire 35,200 shares of the common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten years.

(10)	Includes 8,800 restricted shares of the Company’s common stock that will vest on June 27, 2010, subject to continued service with the Company.

(11)	Includes stock options to acquire 22,000 shares of the common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten years.

(12)	Includes 5,867 restricted shares of the Company’s common stock that will vest on June 27, 2010, subject to continued service with the Company.

(13)	Includes 5,867 restricted shares of the Company’s common stock that will vest on December 4, 2010, subject to continued service with the Company.

(14)	Does not include the restricted stock grant of 1,000,000 shares awarded to each of Messrs. Hanson and Van Berkel on March 10, 2010.

Options Exercises and Stock Vested

The following table sets forth summary information regarding exercise of stock options and vesting of restricted stock held by the Company’s named executive officers at December 31, 2009:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value Realized on
Name	Exercise	Exercise ($)	Vesting		Vesting ($)

Thomas P. D’Arcy	—	$—	—		$—
Gary H. Hunt	—	—	3,666	(1)	$2,566	(2)
			2,998	(3)	4,107	(4)
Richard W. Pehlke	—	—	25,000	(5)	22,500	(7)
			39,667	(8)	59,104	(10)
Andrea R. Biller	—	—	8,800	(11)	6,160	(2)
Jeffrey T. Hanson	—	—	5,866	(12)	4,106	(2)
Jacob Van Berkel	—	—	5,866	(13)	8,682	(14)
			26,667	(6)	24,000	(7)
			40,000	(9)	59,600	(10)

(1)	Amount shown represents 3,666 restricted shares of the Company’s common stock that vested on June 27, 2009.

(2)	On June 26, 2009, the closing price of a share of common stock on the NYSE was $0.70.

(3)	Amount shown represents 2,998 restricted shares of the Company’s common stock that vested on December 10, 2009.

(4)	On December 9, 2009, the closing price of a share of common stock on the NYSE was $1.37.

(5)	Amount shown represents 25,000 restricted shares of the Company’s common stock that vested on January 23, 2009.

(6)	Amount shown represents 26,667 restricted shares of the Company’s common stock that vested on January 23, 2009.

(7)	On January 22, 2009, the closing price of a share of common stock on the NYSE was $0.90.

(8)	Amount shown represents 39,667 restricted shares of the Company’s common stock that vested on December 3, 2009.

(9)	Amount shown represents 40,000 restricted shares of the Company’s common stock that vested on December 3, 2009.

(10)	On December 2, 2009, the closing price of a share of common stock on the NYSE was $1.49.

(11)	Amount shown represents 8,800 restricted shares of the Company’s common stock that vested on June 27, 2009.

(12)	Amount shown represents 5,886 restricted shares of the Company’s common stock that vested on June 27, 2009.

(13)	Amount shown represents 5,886 restricted shares of the Company’s common stock that vested on December 3, 2009.

(14)	On December 3, 2009, the closing price of a share of common stock on the NYSE was $1.48.

Non-Qualified Deferred Compensation

During fiscal year 2009, no NEO was a participant in the Deferred Compensation Plan (“DCP”).

Contributions.

Under the DCP, the participants designated by the committee administering the DCP (the “Committee”) may elect to defer up to 80% of their base salary and commissions, and up to 100% of their bonus compensation. In addition, the Company may make discretionary Company contributions to the DCP at any time on behalf of the participants. Unless otherwise specified by the Company, Company contributions shall be deemed to be invested in the Company’s common stock.

Investment Elections.

Participants designate the investment funds selected by the Committee in which the participants’ deferral accounts shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to such accounts.

Vesting.

The participants are fully vested at all times in amounts credited to the participants’ deferral accounts. A participant shall vest in his or her Company contribution account as provided by the Committee, but not earlier than 12 months from the date the Company contribution is credited to a participant’s Company contribution account. Except as otherwise provided by the Company in writing, all vesting of Company contributions shall cease upon a participant’ termination of service with the Company and any portion of a participant’s Company contribution account which is unvested as of such date shall be forfeited; provided, however, that if a participant’s termination of service is the result of his or her death, the participant shall be 100% vested in his or her Company contribution account(s).

Distributions.

Scheduled distributions elected by the participants shall be no earlier than two years from the last day of the fiscal year in which the deferrals are credited to the participant’s account, or, if later, the last day of the fiscal year in which the Company contributions vest. The participant may elect to receive the scheduled distribution in a lump sum or in equal installments over a period of up to five years. Company contributions are only distributable in a lump sum.

In the event of a participant’s retirement (termination of service after attaining age 60, or age 55 with at least 10 years of service) or disability (as defined in the DCP), the participant’s vested deferral accounts shall be paid to the participant in a single lump sum on a date that is not prior to the end of the six month period following the participant’s retirement or disability, unless the participant has made an alternative election to receive the retirement or disability benefits in equal installments over a period of up to 15 years, in which event payments shall be made as elected.

In the event of a participant’s death, the Company shall pay to the participant’s beneficiary a death benefit equal to the participant’s vested accounts in a single lump sum within 30 days after the end of the month during which the participant’s death occurred. The Company may accelerate payment in the event of a participant’s “financial hardship.”

Employment Contracts and Compensation Arrangements

Thomas P. D’Arcy

Effective November 16, 2009, Thomas P. D’Arcy entered into a three-year employment agreement with the Company, pursuant to which Mr. D’Arcy serves as president, chief executive officer and a member of the Board. The term of the employment agreement is subject to successive one (1) year extensions unless either party advises the other to the contrary at least ninety (90) days prior to the then expiration of the then current term. Pursuant to the employment agreement, Mr. D’Arcy was appointed to serve on the Company’s Board of Directors as a Class C Director until the 2010 annual meeting of shareowners, unless prior to such meeting, the Company eliminates its staggered Board, in which event Mr. D’Arcy’s appointment to the Board shall be voted on at the next annual meeting of shareowners. Mr. D’Arcy will be a nominee for election to the Company’s Board of Directors at each subsequent annual meeting of the shareowners for so long as the employment agreement remains in effect.

Mr. D’Arcy will receive a base salary of $650,000 per annum. Mr. D’Arcy is entitled to receive target bonus cash compensation of up to 200% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company. Mr. D’Arcy is guaranteed a cash bonus with respect to the 2010 calendar year of 200% of base salary, but there is no guaranteed bonus with respect to any subsequent year. In addition, there is no cash bonus compensation with respect to the period commencing on November 16, 2009 and continuing up to and through December 31, 2009.

Commencing with calendar year 2010, at the discretion of the Board, Mr. D’Arcy is also eligible to participate in a performance-based long term incentive plan, consisting of an annual award payable either in cash, restricted shares of common stock, or stock options exercisable for shares of common stock, as determined by the Compensation Committee. The target for any such long-term incentive award will be $1.2 million per year, subject to ratable, annual vesting over three years. Subject to the provisions of Mr. D’Arcy’s employment agreement, an initial long-term incentive award with respect to calendar year 2010 will be granted in the first quarter of 2011 and will vest in equal tranches of 1/3 each commencing on December 31, 2011. In addition, in connection with the entering into of the employment agreement, Mr. D’Arcy purchased $500,000 of Preferred Stock.

Mr. D’Arcy received a restricted stock award of 2,000,000 restricted shares of common stock, of which 1,000,000 of such restricted shares are subject to vesting over three years in equal annual increments of one-third each, commencing on the day immediately preceding the one-year anniversary of November 16, 2009. The remaining 1,000,000 such restricted shares are subject to the vesting based upon the market price of the Company’s common stock during the initial three-year term of the employment agreement. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any thirty (30) consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% percent of such restricted shares shall vest. Vesting with respect to all Mr. D’Arcy’s restricted shares is subject to Mr. D’Arcy’s continued employment by the Company, subject to the terms of a Restricted Share Agreement entered into by Mr. D’Arcy and the Company on November 16, 2009, and other terms and conditions set forth in the employment agreement.

Mr. D’Arcy will receive from the Company a one-time cash payment of $35,000 as reimbursement for all of his out-of-pocket transitory relocation expenses. Mr. D’Arcy is also entitled to reimbursement expenses of $100,000 incurred in relocating to the Company’s principal executive offices.

Mr. D’Arcy is also entitled to a professional fee reimbursement of up to $15,000 incurred by Mr. D’Arcy for legal and tax advice in connection with the negotiation and entering into the employment agreement.

Mr. D’Arcy is entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties. The employment agreement contains confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnification provisions.

The employment agreement is terminable by the Company upon Mr. D’Arcy’s death or incapacity or for Cause (as defined in the employment agreement), without any additional compensation other than what has accrued to Mr. D’Arcy as of the date of any such termination.

In the event that Mr. D’Arcy is terminated without Cause, or if Mr. D’Arcy terminates the agreement for Good Reason (as defined in the employment agreement), Mr. D’Arcy is entitled to receive: (i) all monies due to him which right to payment or reimbursement accrued prior to such discharge; (ii) his annual base salary, payable in accordance with the Company’s customary payroll practices for 24 months; (iii) in lieu of any bonus cash compensation for the calendar year of termination, an amount equal to two times Mr. D’Arcy’s bonus cash compensation earned in the calendar year prior to termination, subject to Mr. D’Arcy’s right to receive the guaranteed bonus with respect to the 2010 calendar year regardless when the termination without Cause occurs; (iv) an amount payable monthly, equal to the amount Mr. D’Arcy paid for continuation of health insurance coverage for such month under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) until the earlier of 18 months from the termination date or when Mr. D’Arcy obtains replacement health coverage from another source; (v) the number of shares of common stock or unvested options with respect to any long-term incentive awards granted prior to termination shall immediately vest; and (vi) all Mr. D’Arcy’s restricted shares shall automatically vest.

In the event that Mr. D’Arcy is terminated without Cause or resigns for Good Reason (i) within one year after a Change of Control (as defined in the employment agreement) or (ii) within three months prior to a Change of Control, in contemplation thereof, Mr. D’Arcy is entitled to receive (a) all monies due to him which right to payment or reimbursement accrued prior to such discharge, (b) two times his base salary payable in accordance with the Company’s customary payroll practices, over a 24-month period, (c) in lieu of any bonus cash compensation for the calendar year of termination, an amount equal to two times his target annual cash bonus earned in the calendar year prior to termination, subject to Mr. D’Arcy’s right to receive the guaranteed bonus with respect to the 2010 calendar year regardless when the termination in connection with a Change of Control occurs, (d) an amount payable monthly, equal to the amount Mr. D’Arcy paid for continuation of health insurance coverage for such month under the COBRA until the earlier of 18 months from the termination date or when Mr. D’Arcy obtains replacement health coverage from another source; (e) the number of shares of common stock or unvested options with respect to any long-term incentive awards granted prior to termination shall immediately vest; and (f) Mr. D’Arcy’s restricted shares will automatically vest.

The Company’s payment of any amounts to Mr. D’Arcy upon his termination without Cause, for Good Reason or upon a Change of Control is contingent upon Mr. D’Arcy executing the Company’s then standard form of release.

Potential Payments upon Termination or Change in Control
Thomas P. D’Arcy

		Involuntary
		not for	Involuntary	Resignation
Executive Payments	Voluntary	Cause	for Cause	for Good	Change of	Death and
Upon Termination	Termination	Termination	Termination	Reason	Control	Disability

Severance Payments	$—	$1,300,000	$—	$1,300,000	$1,300,000	$—
Bonus Incentive Compensation	—	2,600,000	—	2,600,000	2,600,000	—
Long Term Incentive Plan	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	1,280,000	—	1,280,000	1,280,000	—
Performance Shares (unvested and accelerated)	—	1,280,000		1,280,000	1,280,000	—
Benefit Continuation	—	23,944	—	23,944	23,944	—
Tax Gross-Up	—	—	—	—	—	—

Total Value	$—	$6,483,944	$—	$6,483,944	$6,483,944	$—

Gary H. Hunt

*Mr. Hunt served as Interim Chief Executive Officer of the Company from July 2008 until November 16, 2009, when Thomas P. D’Arcy became the Company’s President and Chief Executive Officer. The following is a description of Mr. Hunt’s arrangement with the Company while he served as Interim Chief Executive Officer of the Company.

In July 2008, Mr. Hunt became Interim Chief Executive Officer of the Company. Mr. Hunt served as a consultant and did not have an employment agreement with the Company. On August 28, 2008, the Compensation Committee of the Board of Directors determined that until the appointment of a permanent Chief Executive Officer and President, Mr. Hunt will be paid a monthly fee of $50,000. On January 6, 2009, the Board of Directors determined that commencing on January 1, 2009, and until the appointment of a permanent Chief Executive Officer, Mr. Hunt’s compensation was to be increased from $50,000 to $100,000 a month. On February 6, 2009, Mr. Hunt advised the Board of Directors that, effective immediately, he was voluntarily reducing his compensation as Interim Chief Executive Officer of the Company from $100,000 per month to $50,000 per month. Beginning April 1, 2009 Mr. Hunt’s compensation was reduced by 10.0% to $45,000 per month in connection with the reduction by 10.0% of NEO salaries. Mr. Hunt did not receive a bonus or any director’s fees for his service as a member of the Company’s Board of Directors while he served as Interim Chief Executive Officer.

Richard W. Pehlke

*On May 3, 2010, Mr. Pehlke resigned from the Company. The following is a description of the employment agreement under which Mr. Pehlke was employed during calendar year 2009.

Effective February 15, 2007, Mr. Pehlke and the Company entered into a three-year employment agreement pursuant to which Mr. Pehlke served as the Company’s Executive Vice President and Chief Financial Officer at an annual base salary of $350,000. In addition, Mr. Pehlke was entitled to receive target bonus cash compensation of up to 50% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company. Mr. Pehlke was also eligible to receive a target annual performance based equity bonus of 65% of his base salary based upon annual performance goals to be established by the Compensation Committee. The equity bonus is payable in restricted shares that vest on the third anniversary of the date of the grant. Mr. Pehlke was also granted stock options to purchase 25,000 shares of the Company’s common stock which have a term of 10 years, are exercisable at $11.75 per share (equal to the market price of the Company’s common stock on the date immediately preceding the grant date) and vest ratably over three years.

The term of Mr. Pehlke’s employment agreement expired on February 15, 2010. Thereafter, Mr. Pehlke was employed on an “at-will” basis until his resignation on May 3, 2010.

Mr. Pehlke’s annual base salary was increased from $350,000 to $375,000 on January 1, 2008. Similarly, Mr. Pehlke’s target bonus compensation was increased from 50% to 150% of his base salary on January 1, 2008. Effective March 1, 2009, the base salary for Mr. Pehlke was reduced by 10.0%. On March 10, 2010, Mr. Pehlke was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Pehlke with respect to 2009) which is payable to Mr. Pehlke during 2010.

Mr. Pehlke was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties.

Andrea R. Biller

*On October 22, 2010, Ms. Biller resigned from the Company. The following is a description of the employment agreement under which Ms. Biller was employed during calendar year 2009.

In November 2006, Ms. Biller entered into an executive employment agreement with the Company pursuant to which Ms. Biller served as the Company’s Executive Vice President, General Counsel and Corporate Secretary. On October 23, 2008, the Company provided a notice not to extend the term of the executive employment agreement beyond its initial term and as a consequence, the agreement expired on November 15, 2009. Thereafter, Ms. Biller was employed on an “at-will” basis until her resignation on October 22, 2010.

The agreement provided for an annual base salary of $400,000 per annum. Effective March 1, 2009, the base salary for Ms. Biller was reduced by 10.0%. After the expiration of the agreement, Ms. Biller received a salary of $360,000 per annum until her resignation on October 22, 2010. Ms. Biller was eligible to receive an annual discretionary bonus of up to 150% of her base salary. The executive employment agreement had an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the agreement could have been extended automatically for an additional year unless the Company or Ms. Biller provided at least one year’s written notice that the term would not be extended. In connection with the entering into of her executive employment agreement in November 2006, Ms. Biller received 114,400 shares of restricted stock and 35,200 stock options at an exercise price of $11.36 per share, one-third of which options vested on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant.

Ms. Biller was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with her duties.

Jeffrey T. Hanson

In November, 2006, Mr. Hanson entered into an executive employment agreement with the Company pursuant to which Mr. Hanson serves as the Company’s Chief Investment Officer. On October 23, 2008, the Company provided a notice not to extend the term of the executive employment agreement beyond its initial term and as a consequence, the agreement expired on November 15, 2009 and Mr. Hanson is currently employed on an “at-will” basis. The agreement provided for an initial annual base salary of $350,000 per annum. Mr. Hanson is currently receiving a salary of $405,000 per annum. Mr. Hanson is eligible to receive an annual discretionary bonus of up to 100% of his base salary. The executive employment agreement had an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the agreement is extended automatically for an additional year unless the Company or Mr. Hanson provided at least one year’s written notice that the term will not be extended.

In connection with the entering into of his executive employment agreement in November, 2006, Mr. Hanson received 44,000 shares of restricted stock and 22,000 stock options at an exercise price of $11.36 per share, one-third of which options vest on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant. Mr. Hanson is entitled to receive a special bonus of $250,000 if, during the applicable fiscal year, (x) Mr. Hanson is the procuring cause of at least $25 million of equity from new sources, which equity is actually received by the Company during such fiscal year, for real estate investments sourced by the Company, and (y) Mr. Hanson is employed by the Company on the last day of such fiscal year.

Mr. Hanson’s annual base salary was increased from $350,000 to $450,000 on August 1, 2008. Effective March 1, 2009, the base salary for Mr. Hanson was reduced by 10.0%. Mr. Hanson’s target bonus compensation was increased from 100% to 150% of his base salary on August 1, 2008. On March 10, 2010, Mr. Hanson was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Hanson with respect to 2009), which is payable to Mr. Hanson during 2010.

On March 10, 2010, Mr. Hanson received a restricted stock award of 1,000,000 restricted shares of common stock, of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each, commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all of Mr. Hanson’s restricted shares is subject to Mr. Hanson’s continued employment by the Company, subject to the terms and conditions of the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated March 10, 2010.

Mr. Hanson is also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties.

Jacob Van Berkel

Mr. Van Berkel was promoted to Chief Operating Officer and Executive Vice President on March 1, 2008 and his annual base salary was increased to $400,000 per annum. Effective March 1, 2009, the base salary for Mr. Van Berkel was reduced by 10.0% to $360,000. On August 5, 2010, the base salary for Mr. Van Berkel was increased to $425,000.

Mr. Van Berkel is eligible to receive an annual discretionary bonus of up to 100% of his base salary. On March 10, 2010, Mr. Van Berkel was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Van Berkel with respect to 2009), which is payable to Mr. Van Berkel in 2010. On March 10, 2010, Mr. Van Berkel received a restricted stock award of 1,000,000 restricted shares of common stock, of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each, commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all of Mr. Van Berkel’s restricted shares is subject to Mr. Van Berkel’s continued employment by the Company, subject to the terms and conditions of the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated March 10, 2010.

Effective December 23, 2008, Mr. Van Berkel and the Company entered into a change of control agreement pursuant to which in the event that Mr. Van Berkel is terminated without Cause or resigns for Good Reason upon a Change of Control (as defined in the change of control agreement) or within six months thereafter or is terminated without Cause or resigns for Good Reason within three months prior to a Change of Control, in contemplation thereof, Mr. Van Berkel is entitled to receive two times his base salary payable in accordance with the Company’s customary payroll practices, over a twelve month period (subject to the provisions of Section 409A of the Code) plus an amount equal to one time his target annual cash bonus payable in cash on the next immediately following date when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates). In addition, upon a Change of Control, all then unvested restricted shares automatically vest. The Company’s payment of any amounts to Mr. Van Berkel upon his termination upon a Change of Control is contingent upon his executing the Company’s then standard form of release.

Potential Payments upon Termination or Change of Control
Jacob Van Berkel

Involuntary
		not for	Involuntary	Resignation
Executive Payments	Voluntary	Cause	for Cause	for Good	Change of	Death and
Upon Termination	Termination	Termination	Termination	Reason	Control	Disability

Severance Payments	$—	$—	$—	$—	$1,200,000	$—
Bonus Incentive Compensation	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	—	—	—	178,176	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—
Benefit Continuation	—	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—	—

Total Value	$—	$—	$—	$—	$1,378,176	$—

Compensation of Directors

Only individuals who serve as non-management directors and are otherwise unaffiliated with the Company receive compensation for serving on the Board and on its committees. Non-management directors are compensated for serving on the Board with a combination of cash and equity based compensation which includes annual grants of restricted stock, an annual retainer fee, meeting fees and chairperson fees. Directors are also reimbursed for out-of-pocket travel and lodging expenses incurred in attending Board and committee meetings.

Board compensation consists of the following: (i) an annual retainer fee of $50,000 per annum; (ii) a fee of $1,500 for each regular meeting of the Board of Directors attended in person or telephonically; (iii) a fee of $1,500 for each meeting of a standing committee of the Board of Directors attended in person or telephonically; and (iv) $60,000 worth of restricted shares of common stock issued at the then current market price of the common stock. Prior to the 2009 annual restricted stock grant, such restricted shares vested ratably in equal annual installments over three years, except in the event of a change of control, in which event vesting was accelerated. On March 10, 2010, the Compensation Committee amended the terms and conditions of the directors’ annual restricted stock awards to provide that all annual restricted share awards granted thereafter would vest, in full, immediately upon being granted, subject to forfeiture in the event a director was terminated for cause. In addition, the Compensation Committee also accelerated the vesting of the annual restricted stock award granted in December 2009, such that the December 2009 restricted stock award was fully vested as of March 10, 2010. Any stock grants awarded prior to 2009 remain subject to the three (3) year ratable vesting schedule. In addition, an annual retainer fee is paid to the Chair of each of the Board’s standing committees as follows: (i) Audit Committee Chair — $15,000; (ii) Compensation Committee Chair — $10,000; and (iii) Corporate Governance and Nominating Committee Chair — $7,500. If the Board forms any additional committees, it will determine the fees to be paid to the Chair and/or members of such committees.

Director Compensation Table

	Fees Earned
	or Paid in	Stock
Director	Cash(1)	Awards(2)(3)	Total

Glenn L. Carpenter	$78,500	$—	$78,500
Harold H. Greene	$95,000	$—	$95,000
Gary H. Hunt(4)	$—	$—	$—
C. Michael Kojaian(5)	$—	$60,000	$60,000
Robert J. McLaughlin	$119,000	$60,000	$179,000
Devin I. Murphy	$91,125	$60,000	$151,125
D. Fleet Wallace	$106,500	$60,000	$166,500
Rodger D. Young	$99,500	$60,000	$159,500

(1)	Represents annual retainers plus all meeting and committee attendance fees earned by non-employee directors in 2009.

(2)	The amounts shown are the aggregate grant date fair value related to the grants of restricted stock. Each of the current non-management directors (Messrs. Kojaian, McLaughlin, Murphy, Wallace and Young) received a grant of 45,113 shares on December 17, 2009 which vest in three equal increments on each of the next three annual anniversary dates of the grant. The grant date fair value of the 45,113 shares of restricted stock was $60,000, which is based upon the closing price of the Company’s common stock on the grant date of $1.33 per share. Those shares represent the Company’s annual grant to its non-management directors which, pursuant to the Company’s 2006 Omnibus Equity Plan, is set at $60,000 worth of restricted shares of the Company’s common stock based upon the closing price of such common stock on the date of the grant.

(3)	The following table shows the aggregate number of unvested stock awards and option awards granted to non-employee directors and outstanding as of December 31, 2009:

		Stock Awards
	Options Outstanding	Outstanding at
Director	at Fiscal Year End	Fiscal Year End

Glenn L. Carpenter	0	27,971
Harold H. Greene	0	19,999
Gary H. Hunt	0	6,666
C. Michael Kojaian	0	61,445
Robert J. McLaughlin	0	61,445
Devin I. Murphy	0	71,432
D. Fleet Wallace	0	65,112
Rodger D. Young	10,000	61,445

(4)	Mr. Hunt was not paid any annual retainers or committee attendance fees while he served as the Company’s Interim Chief Executive Officer from July 2008 to November 16, 2009.

(5)	Mr. Kojaian waived his right to payment of all annual retainers and committee attendance fees during the year ended December 31, 2009.

Stock Ownership Policy for Non-Management Directors

Under the current stock ownership policy, non-management directors are required to accumulate an equity position in the Company over five years in an amount equal to $250,000 worth of common stock (the previous policy required an accumulation of $200,000 worth of common stock over a five year period). Shares of common stock acquired by non-management directors pursuant to the restricted stock grants can be applied toward this equity accumulation requirement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of December 31, 2009 are D. Fleet Wallace, Chair, Robert J. McLaughlin and Rodger D. Young. In addition, Messrs. Kojaian and Carpenter served on the Compensation Committee during 2009.

During the year ended December 31, 2009, none of the current or former members of the Compensation Committee is or was a current or former officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the SEC’s Rules and Regulations. During the year ended December 31, 2009, none of the executive officers of the Company served as a member of the board of directors or compensation committee of any other company that had one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The forgoing Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report for the year ended December 31, 2009 on Form 10-K/A for filing with the SEC.

The Compensation Committee

D. Fleet Wallace, Chair
Robert J. McLaughlin
Rodger D. Young

LEGAL PROCEEDINGS

General

Grubb & Ellis and its subsidiaries are involved in various claims and lawsuits arising out of the ordinary conduct of our business, as well as in connection with our participation in various joint ventures and partnerships, some of which involve substantial amounts of damages and many of which may not be covered by our insurance policies. It is difficult to predict our ultimate liability with respect to such claims and lawsuits. In the event of an unfavorable outcome, the amounts we may be required to pay in the discharge of liabilities or settlements could have a material adverse effect on our financial position or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Review Policy

The Company recognizes that transactions between the Company and any of its directors, officers or principal shareowners or an immediate family member of any director, executive officer or principal shareowner can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareowners. The Company also recognizes, however, that there may be situations in which such transactions may be in, or may not be inconsistent with, the best interests of the Company.

The review and approval of related party transactions are governed by the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is a part of the Company’s Employee Handbook, a copy of which is distributed to each of the Company’s employees at the time that they begin working for the Company, and the Company’s Salespersons Manual, a copy of which is distributed to each of the Company’s brokerage professionals at the time that they begin working for the Company. The Code of Business Conduct and Ethics is also available on the Company’s website at www.grubb-ellis.com. In addition, within 60 days after he or she begins working for the Company and once per year thereafter, the Company requires that each employee and brokerage professional to complete an on-line “Business Ethics” training class and certify to the Company that he or she has read and understands the Code of Business Conduct and Ethics and is not aware of any violation of the Code of Business Conduct and Ethics that he or she has not reported to management.

In order to ensure that related party transactions are fair to the Company and no worse than could have been obtained through “arms-length” negotiations with unrelated parties, such transactions are monitored by the Company’s management and regularly reviewed by the Audit Committee, which independently evaluates the benefit of such transactions to the Company’s shareowners. Pursuant to the Audit Committee’s charter, on a quarterly basis, management provides the Audit Committee with information regarding related party transactions for review and discussion by the Audit Committee and, if appropriate, the Board of Directors. The Audit Committee, in its discretion, may approve, ratify, rescind or take other action with respect to a related party transaction or, if necessary or appropriate, recommend that the Board of Directors approve, ratify, rescind or take other action with respect to a related party transaction.

In addition, each director and executive officer annually delivers to the Company a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director, executive officer, or their respective family members, and the Company participates, and in which the director, executive officer, or such family member, has a material interest.

Related Party Transactions

The following are descriptions of certain transactions since the beginning of 2009, in which the Company is a participant and in which any of the Company’s directors, executive officers, principal shareowners or any immediate family member of any director, executive officer or principal shareowner has or may have direct or indirect material interest.

Other Related Party Transactions

A director of the Company, C. Michael Kojaian, is affiliated with and has a substantial economic interest in Kojaian Management Corporation and its various affiliated portfolio companies (collectively, “KMC”). KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 2009 calendar year, KMC paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered: $8.6 million for management services, which include reimbursed salaries, wages and benefits of $3.7 million; $0.7 million in real estate sale and leasing commissions; and $0.2 million for other real estate and business services. The Company also paid KMC approximately $2.7 million, which reflected fees paid by KMC’s asset management clients for asset management services performed by KMC, but for which the Company billed the clients.

The Company believes that the fees and commissions paid to and by the Company as described above were comparable to those that would have been paid to or received from unaffiliated third parties in connection with similar transactions.

In August 2002, the Company entered into an office lease with a landlord related to KMC, providing for an annual average base rent of $365,400 over the ten-year term of the lease.

Grubb & Ellis Equity Advisors, LLC (“GEEA”), which is wholly owned by us, owns a 50.0% managing member interest in Grubb & Ellis Apartment REIT Advisor, LLC. Each of Grubb & Ellis Apartment Management, LLC and ROC REIT Advisors, LLC own a 25.0% equity interest in Grubb & Ellis Apartment REIT Advisor, LLC. As of December 31, 2009, Andrea R. Biller, the Company’s former General Counsel, Executive Vice President and Secretary, owned an equity interest of 18.0% of Grubb & Ellis Apartment Management, LLC and GEEA owned an 82.0%. As of December 31, 2009, Stanley J. Olander, Jr., the Company’s former Executive Vice President — Multifamily, owned an equity interest of 33.3% of ROC REIT Advisors, LLC.

Grubb & Ellis Realty Investors, LLC (“GERI”), which is wholly owned by us, owns a 75.0% managing member interest in Grubb & Ellis Healthcare REIT Advisor, LLC. Grubb & Ellis Healthcare Management, LLC owns a 25.0% equity interest in Grubb & Ellis Healthcare REIT Advisor, LLC. As of December 31, 2009, each of Ms. Biller and Mr. Hanson, the Company’s Chief Investment Officer and GERI’s President, owned an equity interest of 18.0% of Grubb & Ellis Healthcare Management, LLC and GERI owned a 64.0% interest in Grubb & Ellis Healthcare Management, LLC.

The grants of membership interests in Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC to certain executives are being accounted for by the Company as a profit sharing arrangement. Compensation expense is recorded by the Company when the likelihood of payment is probable and the amount of such payment is estimable, which generally coincides with Grubb & Ellis Apartment REIT Advisor, LLC and Grubb & Ellis Healthcare REIT Advisor, LLC recording its revenue. There was no compensation expense related to the profit sharing arrangement with Grubb & Ellis Apartment Management, LLC, and therefore no distributions to any members, for the year ended December 31, 2009. Compensation expense related to this profit sharing arrangement associated with Grubb & Ellis Healthcare Management, LLC includes distributions of $380,486 earned by each of Ms. Biller and Mr. Hanson for the year ended December 31, 2009.

As of December 31, 2009 the remaining 82.0% equity interest in Grubb & Ellis Apartment Management, LLC and the remaining 64.0% equity interest in Grubb & Ellis Healthcare Management, LLC were owned by GEEA and GERI, respectively. Any allocable earnings attributable to GEEA’s and GERI’s ownership interests are paid to such entities on a quarterly basis.

In 2006, Mr. Thompson and Mr. Rogers agreed to transfer 743,160 shares of common stock of NNN they owned to Mr. Hanson, assuming he remained employed by the Company in equal increments on July 29, 2007, 2008 and 2009. Mr. Hanson remained employed by the Company during this three year period and accordingly, these stock transfers were effected (557,370 from Mr. Thompson and 185,790 from Mr. Rogers). Because Mr. Thompson and Mr. Rogers were affiliates of NNN at the time of the agreement, NNN and the Company recognized a compensation charge. Mr. Hanson was not entitled to any reimbursement for his tax liability or any gross-up payment.

In connection with pre-merger transactions, Mr. Thompson, Mr. Rogers and Mr. Hanson agreed to escrow shares of NNN’s common stock and indemnify NNN for certain other matters. To the extent that the Company incurred any liability arising from the failure to comply with real estate broker licensing requirements in certain states prior to 2007, Mr. Thompson, Mr. Rogers and Mr. Hanson agreed to forfeit to the Company up to an aggregate of 4,124,120 shares of the Company’s common stock, and each share will be deemed to have a value of $11.36 per share in satisfying this obligation. Mr. Thompson also agreed to indemnify the Company, to the extent the liability incurred by the Company for such matters exceeded the deemed $46.9 million value of these shares, up to an additional $9.4 million in cash. These obligations terminated on November 16, 2009 and the shares were released from escrow as no liabilities were incurred.

The Company’s directors and officers, as well as officers, managers and employees of the Company’s subsidiaries, have purchased, and may continue to purchase, interests in offerings made by the Company’s programs at a discount. As disclosed in the offering documents, the purchase price for these interests reflects the fact that selling commissions and marketing allowances will not be paid in connection with these sales. The net proceeds to the Company from these sales made net of commissions will be substantially the same as the net proceeds received from other sales.

Mr. Thompson has routinely provided personal guarantees to various lending institutions that provided financing for the acquisition of many properties by the Company’s programs. These guarantees cover certain covenant payments, environmental and hazardous substance indemnification and indemnification for any liability arising from the 2004 SEC investigation of Triple Net Properties. In connection with the formation transactions, the Company indemnified Mr. Thompson for amounts he may be required to pay under all of these guarantees to which Triple Net Properties, Realty or NNN Capital Corp. is an obligor to the extent such indemnification would not require the Company to book additional liabilities on the Company’s balance sheet.

As of December 31, 2009, accounts receivable totaling $310,000 is due from a program 30.0% owned and managed by Anthony W. Thompson, the Company’s former Chairman who subsequently resigned in February 2008. The receivable of $310,000 has been reserved for and is included in the allowance for uncollectible advances as of December 31, 2009. On November 4, 2008, the Company made a formal written demand to Mr. Thompson for these monies.

As of December 31, 2009, advances to a program 40.0% owned and, as of April 1, 2008, managed by Mr. Thompson, totaled $983,000, which includes $61,000 in accrued interest, was past due. The total amount of $983,000 has been reserved for and is included in the allowance for uncollectible advances. On November 4, 2008 and April 3, 2009, the Company made a formal written demand to Mr. Thompson for these monies.

On October 2, 2009, the Company sold $5.0 million of subordinated debt or equity securities of the Company (the “Permitted Placement”) to an affiliate of Mr. Kojaian, the Company’s largest shareowner and Chairman of the Board of Directors of the Company, and issued a $5.0 million senior subordinated convertible note (the “Note”) to Kojaian Management Corporation. The Note (i) bore interest at twelve percent (12%) per annum, (ii) was co-terminous with the term of the Credit Facility (including if the Credit Facility was terminated pursuant to the Discount Prepayment Option), (iii) was unsecured and fully subordinate to the Credit Facility, and (iv) in the event the Company issued or sold equity securities in connection with or pursuant to a transaction with a non-affiliate of the Company while the Note was outstanding, at the option of the holder of the Note, the principal amount of the Note then outstanding was convertible into those equity securities of the Company issued or sold in such non-affiliate transaction. In connection with the issuance of the Note, Kojaian Management Corporation, the lenders to the Credit Facility and the Company entered into a subordination agreement (the “Subordination Agreement”). The Permitted Placement was a transaction by the Company not involving a public offering in accordance with Section 4(2) of the Securities Act.

In the fourth quarter of 2009, the Company effected the private placement of an aggregate of 965,700 shares of its Preferred Stock, to qualified institutional buyers and other accredited investors in a transaction exempt from the registration requirements of the Securities Act. In conjunction with the offering, the entire $5.0 million principal balance of the Note was converted into the Preferred Stock at the offering price and the holder of the Note, Kojaian Management Corporation, received accrued interest of approximately $57,000. In addition, the holder of the Note also purchased an additional $5.0 million of Preferred Stock at the offering price. In addition to Kojaian Management Corporation’s acquisition of $10.0 million of Preferred Stock (including conversion of the $5.0 million Note as described above), certain of the Company’s other directors, executive officers and employees also purchased Preferred Stock in the private placement at the offering price as follows:

•	Thomas P. D’Arcy purchased $500,000 of Preferred Stock

•	Devin I. Murphy purchased $100,000 of Preferred Stock

•	Rodger D. Young purchased $50,000 of Preferred Stock

•	Andrea R. Biller purchased $100,000 of Preferred Stock

•	Jeffrey T. Hanson purchased $25,000 of Preferred Stock

•	Richard W. Pehlke purchased $50,000 of Preferred Stock

•	Jacob Van Berkel purchased $25,000 of Preferred Stock

•	other employees who are not NEOs purchased an aggregate of $1,135,000 of Preferred Stock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table shows the share ownership as of November 1, 2010 by persons known by the Company to be beneficial owners of more than 5% of any class of the Company’s outstanding capital stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the stock listed is common stock, and the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

	Preferred Stock			Common Stock
Name and Address			Percentage	Number of		Percentage
of Beneficial Owner(1)	Number of Shares		of Class	Shares(2)		of Class(3)

FMR LLC(4)	189,800		19.7%	11,503,018		16.6%
Persons affiliated with Kojaian Holdings LLC(5)	—		—	4,626,326		6.7%
Persons affiliated with Kojaian Ventures, L.L.C.(6)	—		—	11,700,000		16.9%
Persons affiliated with Kojaian Management Corporation(7)	100,000		10.4%	6,060,600		8.7%
Lions Gate Capital	55,500		5.7%	3,363,633		4.8%
Wellington Management Company, LLP(8)	125,000		12.9%	11,901,390		17.1%
Named Executive Officers and Directors
Thomas P. D’Arcy	5,000		*	2,303,030	(9)	3.3%
C. Michael Kojaian	100,000	(10)	10.4%	22,461,035	(10)(11)(12)	32.4%
Robert J. McLaughlin	—		—	259,664	(11)(12)(13)	*
Devin I. Murphy	1,000		*	165,200	(12)(14)	*
D. Fleet Wallace	—		—	93,909	(11)(12)	*
Rodger D. Young	500		*	146,657	(11)(12)(15)	*
Andrea R. Biller	1,000		*	398,416	(16)	*
Jeffrey T. Hanson	250	(17)	*	1,731,335	(18)(19)	2.5%
Gary H. Hunt	—		—	38,796	(20)	*
Richard W. Pehlke	500		*	256,803	(21)	*
Jacob Van Berkel	250		*	1,232,752	(19)(22)	1.8%
All Current Directors and Executive Officers as a Group (11 persons)(23)	108,250	(24)	11.2%	28,699,967	(25)(26)(27)(28)	41.3%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of the individuals listed below is c/o Grubb & Ellis Company, 1551 Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Each share of Preferred Stock currently converts into 60.606 shares of common stock, and all common stock share numbers include, where applicable, the number of shares of common stock into which any Preferred Stock held by the beneficial owner is convertible at such rate of conversion.

(3)	The percentage of shares of capital stock shown for each person in this column and in this footnote assumes that such person, and no one else, has exercised or converted any outstanding warrants, options or convertible securities held by him or her exercisable or convertible on November 1, 2010 or within 60 days thereafter.

(4)	Pursuant to a Schedule 13G filed with the SEC by FMR LLC on February 16, 2010, FMR is deemed to be the beneficial owner of 189,800 shares of Preferred Stock, or 11,503,018, shares of common stock.

(5)	Kojaian Holdings LLC is affiliated with each of C. Michael Kojaian, a director of the Company, Kojaian Ventures, L.L.C. and Kojaian Management Corporation (see footnote 10 below). The address for Kojaian Holdings LLC is 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304.

(6)	Kojaian Ventures, L.L.C. is affiliated with each of C. Michael Kojaian, a director of the Company, Kojaian Holdings LLC and Kojaian Management Corporation (see footnote 10 below). The address of Kojaian Ventures, L.L.C. is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(7)	Kojaian Management Corporation is affiliated with each of C. Michael Kojaian, a director of the Company, Kojaian Holdings LLC and Kojaian Ventures, L.L.C. (see footnote 10 below). The address of Kojaian Management Corporation is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(8)	Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington Management, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Wellington’s address is 75 State Street, Boston, Massachusetts 02109.

(9)	Beneficially owned shares include (i) 1,000,000 restricted shares of common stock which vest in equal 331/3 portions on each of the first, second, and third anniversaries of November 16, 2009, and (ii) 1,000,000 restricted shares of common stock which vest based upon the market price of the Company’s common stock during the initial three-year term of Mr. D’Arcy’s employment agreement. Specifically, (i) in the event that for any 30 consecutive trading days during the initial three year term of Mr. D’Arcy’s employment agreement the volume weighted average closing price per share of the common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the initial three year term of Mr. D’Arcy’s employment agreement the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% percent of such restricted shares shall vest. Vesting with respect to all restricted shares is subject to Mr. D’Arcy’s continued employment by the Company, subject to the terms of a Restricted Share Agreement entered into by Mr. D’Arcy and the Company on November 16, 2009, and other terms and conditions set forth in Mr. D’Arcy’s employment agreement.

(10)	Beneficially owned shares include shares directly held by Kojaian Holdings LLC, Kojaian Ventures, L.L.C. and Kojaian Management Corporation. C. Michael Kojaian, a director of the Company, is affiliated with Kojaian Ventures, L.L.C., Kojaian Holdings LLC and Kojaian Management Corporation. Pursuant to rules established by the SEC, the foregoing parties may be deemed to be a “group,” as defined in Section 13(d) of the Exchange Act, and C. Michael Kojaian is deemed to have beneficial ownership of the shares directly held by each of Kojaian Ventures, L.L.C., Kojaian Holdings LLC and Kojaian Management Corporation.

(11)	Beneficially owned shares include 2,999 restricted shares of common stock that vest on the first business day following December 10, 2010, such 2,999 shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(12)	Beneficially owned shares include 13,333 restricted shares of common stock which vest in 1/2 portions on each of the second and third anniversaries of December 10, 2008, such shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(13)	Beneficially owned shares include 89,310 shares of common stock held directly by: (i) Katherine McLaughlin’s IRA (Mr. McLaughlin wife’s IRA of which Mr. McLaughlin disclaims beneficial ownership); (ii) Robert J. and Katherine McLaughlin Trust; and (iii) Louise H. McLaughlin Trust.

(14)	Beneficially owned shares include 6,493 restricted shares of common stock which vest on the first business day following July 10, 2011, such shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(15)	Beneficially owned shares include 10,000 shares of common stock issuable upon exercise of fully vested outstanding options.

(16)	Beneficially owned shares include 35,200 shares of common stock issuable upon exercise of fully vested outstanding options. Ms. Biller resigned her position with the Company on October 22, 2010.

(17)	Mr. Hanson’s beneficially owned shares include 250 shares of Preferred Stock which are indirectly held through Jeffrey T. Hanson and April L. Hanson, as Trustees of the Hanson Family Trust.

(18)	Beneficially owned shares include 22,000 shares of common stock issuable upon exercise of fully vested options.

(19)	Beneficially owned shares include restricted stock award of 1,000,000 shares of restricted stock received by each of Messrs. Hanson and Berkel on March 10, 2010, of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all such restricted shares is subject to Messrs. Hanson’s and Van Berkel’s continued employment, respectively, by the Company, subject to the terms and conditions of the Restricted Stock Award Grant Notices and Restricted Stock Award Agreements dated March 10, 2010 for each of Mr. Van Berkel and Mr. Hanson.

(20)	Beneficially owned shares include 10,000 shares of common stock held in The Hunt Family Income Trust. Mr. Hunt served as Interim Chief Executive Officer of the Company from July 2008 until November 16, 2009.

(21)	Beneficially owned shares include 25,000 shares of common stock issuable upon exercise of fully vested options. Beneficially owned shares include 25,000 restricted shares of common stock that vest on the first business day after January 24, 2011, these 25,000 shares are subject to certain terms and conditions contained in that certain Restricted Stock Agreement between the Company and Mr. Pehlke dated January 24, 2008. In addition, beneficially owned shares include 79,333 restricted shares of common stock awarded to Mr. Pehlke pursuant to the Company’s 2006 Omnibus Equity Plan which will vest in 1/2 installments on each first business day after the second and third anniversaries of the grant date (December 3, 2008) and are subject to acceleration under certain conditions. Mr. Pehlke resigned his position with the Company on May 3, 2010.

(22)	Beneficially owned shares include 120,000 restricted shares of common stock awarded to Mr. Van Berkel pursuant to the Company’s 2006 Omnibus Equity Plan which will vest in equal 33 1/3% installments on each first business day after the first, second and third anniversaries of the grant date (December 3, 2008) and are subject to acceleration under certain conditions. Beneficially owned shares also include 26,666 restricted shares of common stock which vest on the first business day following January 24, 2011. Furthermore, beneficially owned shares include 5,866 shares of restricted common stock which vest on the first business day after December 4, 2010.

(23)	Includes Messrs. D’Arcy, Kojaian, McLaughlin, Murphy, Wallace, Young, Hanson and Van Berkel. Also includes Matthew A. Engel, Michael J. Rispoli and Mathieu B. Streiff.

(24)	Beneficially owned shares include 1,000 shares of Preferred Stock beneficially owned by Mr. Engel and 250 shares of Preferred Stock beneficially owned by Mr. Rispoli.

(25)	Beneficially owned shares include the following shares of common stock issuable upon exercise of outstanding options which are exercisable on November 1, 2010 or within 60 days thereafter under the Company’s various stock option plans: Mr. Young — 10,000 shares, Mr. Hanson — 22,000 shares, Mr. Streiff — 10,560 shares, and all current directors and executive officers as a group 42,560 shares.

(26)	Shares beneficially owned by Mr. Engel include (i) 10,000 restricted shares of common stock that were granted to Mr. Engel on February 4, 2009 pursuant to the Company’s 2006 Omnibus Equity Plan and all such shares will vest on the fourth anniversary of the grant date, (ii) 3,125 shares of common stock, (iii) 15,000 restricted shares of common stock that were granted to Mr. Engel on December 3, 2008 pursuant to the Company’s 2006 Omnibus Equity Plan and which will vest in equal 1/3 portions on each of the second, third and fourth anniversaries of the grant date and (iv) 15,873 shares of the Company’s phantom stock that were granted to Mr. Engel on December 3, 2008 pursuant to the Company’s Deferred Compensation Plan and all such shares will vest on the fourth anniversary of the grant date.

(27)	Shares beneficially owned by Mr. Rispoli include (i) 50,000 restricted shares of common stock that were granted to Mr. Rispoli on February 4, 2009 pursuant to the Company’s 2006 Omnibus Equity Plan and all such shares will vest on the fourth anniversary of the grant date, (ii) 10,363 shares of common stock, (iii) 3,333 restricted shares of common stock that were granted to Mr. Rispoli on March 12, 2008 pursuant to the Company’s 2006 Omnibus Equity Plan and which will vest on the third anniversary of the grant date and (iv) 7,808 shares of the Company’s phantom stock that were granted to Mr. Rispoli on March 12, 2008 pursuant to the Company’s Deferred Compensation Plan and all such shares will vest on the fourth anniversary of the grant date.

(28)	Shares beneficially owned by Mr. Streiff include (i) 34,566 shares of common stock, (ii) 3,333 restricted shares of common stock that were granted to Mr. Streiff on March 12, 2008 pursuant to the Company’s 2006 Omnibus Equity Plan and which will vest on the third anniversary of the grant date, (iii) 66,666 restricted shares of common stock that were granted to Mr. Streiff on June 3, 2009 pursuant to the Company’s 2006 Omnibus Equity Plan and which will vest in equal 1/2 portions on each of the second and third anniversaries of the grant date and (iv) 10,560 shares of common stock issuable upon exercise of fully vested outstanding options.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Board of Directors has appointed the firm of Ernst & Young LLP to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2010, subject to ratification of the appointment by Grubb & Ellis’ shareowners. If the shareowners do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may decide to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Grubb & Ellis and its shareowners.

Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting as a single class (the Preferred Stock voting on an as converted basis) present in person or by proxy is required to ratify the appointment of Ernst & Young LLP as Grubb & Ellis’ independent registered public accounting firm for the year ending December 31, 2010.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREOWNER INDICATES OTHERWISE ON THE PROXY.

Auditor Fee Information

Ernst & Young LLP, independent registered public accountants, has served as the Company’s auditors since December 10, 2007 and audited the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008.

The following table lists the fees and costs for services rendered during the years ended December 31, 2009 and 2008, respectively.

	2009	2008

Audit Fees(1)
Total Audit Fees	$2,095,777	$2,527,587

Audit Related Fees(2)
Total Audit-Related Fees	290,722	365,669

Tax Fees(2)
Total Tax Fees	144,042	540,487

Total Fees	$2,530,541	$3,433,743

(1)	Includes fees and expenses related to the year-end audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the year, notwithstanding when the fees and expenses were billed.

All audit and non-audit services have been pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee’s policy requiring pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services, provides for the annual pre-approval of specific types of services pursuant to the policies and procedures adopted by the Audit Committee, and gives guidance to management as to the specific services that are eligible for such annual pre-approval. The policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for us. Additionally, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

Audit Committee Report

The Audit Committee currently has three members: Robert J. McLaughlin, Chair, D. Fleet Wallace and Rodger D. Young. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Securities Exchange act of 1943 as amended and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board. The charter of the Audit Committee is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705.

The primary function of the Audit Committee is to provide oversight relating to the corporate accounting functions, the systems of internal controls, and the integrity and quality of the financial reports of the Company. The responsibilities of the Audit Committee include recommending to the Board the appointment of independent accountants as auditors, approval of the scope of the annual audit, and a review of: (a) the independence and performance of the auditors; (b) the audit results and compliance with the auditors’ recommendations; and (c) financial report to shareowners. In addition, the Audit Committee approves the selection of any vendor utilized for internal audit function, its corporate accounting function and the effectiveness of internal controls, and compliance with certain aspects of the Company’s conflicts-of-interest policy.

The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Company’s management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is responsible for monitoring these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement and Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and other matters.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Annual Report for the year ended December 31, 2009 on Form 10-K/A for filing with the SEC.

The above Audit Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

Members of The Audit Committee
Robert J. McLaughlin, Chair
D. Fleet Wallace
Rodger D. Young

DATE FOR SUBMISSION OF SHAREOWNER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a shareowner wishes to have included in our Proxy Statement and form of proxy relating to our 2011 annual meeting of shareowners under Rule 14a-8 of the SEC must be received by our Secretary at Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705, by July 11, 2011. Any shareowner proposal received by the Company after September 9, 2011 which is submitted for consideration at next year’s annual meeting but not for inclusion in the proxy statement, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (ii) the proponent does not issue a proxy statement. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for such meeting any shareowner proposal that does not meet the requirements of the SEC in effect at the time. The Company’s bylaws provide that in order for a shareowner to make nominations for the election of directors or proposals for other business to be brought before the 2011 annual meeting of Shareowners, a shareowner must deliver written notice mailed or delivered of such nomination or business proposal to the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. A copy of the bylaws may be obtained from the Company.

CODE OF CONDUCT AND ETHICS

The Company has adopted, and revised effective January 25, 2008, a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that applies to all of the Company’s directors, officers, employees and independent contractors, including the Company’s principal executive officer, principal financial officer and controller and complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The January 25, 2008 revision was effected to make the Code of Business Conduct and Ethics consistent with the amendment of even date to the Company’s by-laws so as to provide that members of the board of directors who are not an employee or executive officer of the Company (“Non-Management Directors”) have the right to directly or indirectly engage in the same or similar business activities or lines of business as the Company, or any of its subsidiaries, including those business activities or lines of business deemed to be competing with the Company or any of its subsidiaries. In the event that a Non-Management Director acquires knowledge, other than as a result of his or her position as a director of the Company, of a potential transaction or matter that may be a corporate opportunity for the Company, or any of its subsidiaries, such Non-Management Director shall be entitled to offer such corporate opportunity to the Company as such Non-Management Director deems appropriate under the circumstances in their sole discretion.

The Company’s Code of Business Conduct and Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the code, and accountability. In addition, the Company maintains an Ethics Hotline with an outside service provider in order to assure compliance with the so-called “whistle blower” provisions of the Sarbanes Oxley Act of 2002. This toll-free hotline and confidential web-site provide officers, employees and independent contractors with a means by which issues can be communicated to management on a confidential basis. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.grubb-ellis.com and upon request and without charge by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

REVOCATION OF PROXIES

You may change your proxy instructions at any time prior to the vote at the Annual Meeting for shares of Common Stock or Preferred Stock held directly in your name. You may accomplish this by attending the Annual Meeting and voting in person which will automatically cancel any proxy previously given (but your attendance alone will not revoke any proxy previously given), or by delivering to the Corporate Secretary of the Company, Mathieu B. Streiff c/o Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, a written notice, bearing a later date than the date of your proxy instructions provided to the Company, stating that your proxy provided to the Company is revoked. If your shares of Common Stock or Preferred Stock are held in “street name,” you must either vote your shares of Common Stock or Preferred Stock according to the enclosed voting instruction form or contact your broker or other nominee and follow the directions provided to you in order to change your vote.

SOLICITATION OF PROXIES

In connection with the solicitation of proxies by the Company for use at the 2010 Annual Meeting, proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, Internet, in person and by advertisements. Solicitations may also be made by officers and divisions of the Company, none of whom will receive compensation for such solicitation.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2009, which was filed with the SEC on April 30, 2010, accompanies this Proxy Statement.

A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2009, including the exhibits filed thereto, may be obtained by shareowners without charge by written request addressed to Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave,. Suite 300, Santa Ana, CA 92705 or may be accessed on the Internet at www.grubb-ellis.com.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR COMPLETE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Thomas P. D’Arcy
President and Chief Executive Officer

Santa Ana, CA
November 8, 2010

FORM OF PROXY CARD

PROXY — GRUBB & ELLIS COMPANY

For the Annual Meeting of Shareowners — December 9, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GRUBB & ELLIS COMPANY

I am a shareowner of Grubb & Ellis Company (the “Company”) and I have received the Notice of the Annual Meeting of Shareowners dated November 8, 2010 and the accompanying Proxy Statement. I appoint Thomas P. D’Arcy and Michael J. Rispoli and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of common stock and preferred stock which I may be entitled to vote at the Annual Meeting of Shareowners to be held at New York Marriott Downtown, 85 West Street, New York, NY 10006 on Thursday, December 9, 2010 at 8:00 a.m. Eastern Standard Time or at any adjournment, postponement or any special meeting that may be called in lieu thereof, with all powers which I would have if I were personally present at the meeting.

The shares represented by this Proxy will be voted in the way that I direct. If this Proxy is executed but no direction is made, this Proxy will be voted: (1) “FOR ALL” WITH RESPECT TO THE ELECTION OF THOMAS P. D’ARCY, C. MICHAEL KOJAIAN, ROBERT J. MCLAUGHLIN, DEVIN I. MURPHY, D. FLEET WALLACE AND RODGER D. YOUNG TO THE BOARD OF DIRECTORS; (2) “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010; AND (3) “FOR” GRANTING TO THE PROXY HOLDERS THE DISCRETION TO VOTE ON ALL MATTERS, OTHER THAN THOSE PROPOSALS THAT ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT BY THE COMPANY, AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT, OR SPECIAL MEETING THAT MAY BE CALLED IN LIEU THEREOF.

If any of the nominees listed in this Proxy Card becomes unavailable to serve as a director prior to the Annual Meeting, this Proxy will be voted for any substitute nominee(s) designated by the Board of Directors.

I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

(Continued and to be marked, signed and dated on reverse side.)

Internet and Telephone Voting Instructions

You can vote by Internet OR telephone! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote by Internet	To vote by Telephone (within U.S. and Canada)

Go to the following web site	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
www.envisionreports.com/GBE

Enter the information requested on your computer screen and follow the simple instructions.	Follow the simple instructions provided by the recorded message.

If you vote by Internet or telephone, please DO NOT mail this proxy card.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on December 8, 2010.

THANK YOU FOR VOTING!

Annual Meeting of Shareowners Proxy Card

Votes must be indicated by an “X” in black or blue ink.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on December 9, 2010. Our proxy statement and annual report on Form 10-K/A are available at www.edocumentview.com/GBE.

The Board of Directors recommends that you vote: (1) “FOR ALL” with respect to the election of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young to the Board of Directors; (2) “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and (3) “FOR” granting to the proxy holders the discretion to vote on all matters, other than those proposals that are set forth in the accompanying proxy statement by the Company, as may properly come before the annual meeting or any adjournment, postponement, or special meeting that may be called in lieu thereof. (Please mark each matter with an “X” in the appropriate box.)

The Board of Directors recommends a vote “FOR ALL” with respect to Proposal 1 below.

1)	Election of Directors.

Nominees: Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young

☐	FOR ALL

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW:

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT NOMINEE WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line above. Your shares of common stock and/or shares of preferred stock will be voted for the remaining nominee(s).

The Board of Directors recommends a vote “FOR” with respect to Proposal 2 below.

2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please be sure to sign and date this Proxy.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

Please sign exactly as your name appears on this Proxy. When shares of common stock or preferred stock are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners, and authorized officers of corporations or other companies should indicate their positions when signing.

Your signature on this Proxy is an acknowledgement of the receipt of the Company’s Proxy Statement dated November 8, 2010. Your signature revokes all proxies previously given by you to vote at the 2010 Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY!